CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate offering	Amount of
securities to be registered	registered	per unit	price	registration fee(1)
6.950% Senior Notes due 2014	$1,300,000,000	100%	$1,300,000,000	$51,090.00
Guarantees of 6.950% Senior Notes due 2014	$1,300,000,000	N/A	N/A	N/A(2)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-154314
and 333-132716

PROSPECTUS SUPPLEMENT TO
BOTTLING GROUP, LLC PROSPECTUS DATED MARCH 24, 2006
AND
PEPSICO, INC. PROSPECTUS DATED OCTOBER 15, 2008

$1,300,000,000

Bottling Group, LLC
to be guaranteed, fully or partially, after the guarantee commencement date by

PepsiCo, Inc.

6.95% Senior Notes due 2014

We will pay interest on the 6.95% senior notes due 2014 (the “notes”) each March 15 and September 15. The first interest payment will be made on March 15, 2009. We may redeem the notes, with the prior consent of PepsiCo, Inc. (“PepsiCo”), in whole at any time or in part from time to time, at the redemption price set forth in this prospectus supplement.

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured obligations and senior to any of our future subordinated obligations. After the guarantee commencement date, payment of principal and interest and premium, if any, on the notes will be unconditionally and irrevocably guaranteed on a senior unsecured basis by PepsiCo subject to the limitations and exceptions described herein. PepsiCo’s guarantee may not become effective or may become effective as to less than all of the principal and interest and premium, if any, on the notes under certain circumstances. See “Description of the Notes and the Guarantee — Guarantee.”

The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7.

			Proceeds, Before
	Public Offering	Underwriting	Expenses, to
	Price(1)	Discount	Bottling Group, LLC
Per note	99.793%	0.60%	99.193%
Total	$1,297,309,000	$7,800,000	$1,289,509,000

(1)	Plus accrued interest, if any, from October 24, 2008, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or either of the accompanying prospectuses is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on October 24, 2008.

Joint Book-Running Managers

Morgan Stanley
Deutsche Bank Securities
HSBC
J.P. Morgan
Merrill Lynch & Co.
Co-Managers

Banc of America Securities LLC
Citi
Credit Suisse
The Williams Capital Group, L.P.

The date of this prospectus supplement is October 21, 2008.

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses. Neither we nor PepsiCo has, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectuses is accurate only as of the date on their respective front covers. Our or PepsiCo’s business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus supplement and the accompanying prospectuses nor any sale made hereunder shall under any circumstance imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectuses is correct as of any date subsequent to the date on the cover of the applicable accompanying prospectus. Neither we nor PepsiCo are making an offer of these securities in any state where the offer is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of three parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus of Bottling Group, LLC, which describes more general information, some of which may not apply to this offering. The third part is the accompanying prospectus of PepsiCo, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and both accompanying prospectuses, together with the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectuses, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We and PepsiCo each file annual, quarterly and special reports and other information with the Securities and Exchange Commission, or the SEC. Our and PepsiCo’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we or PepsiCo files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us and PepsiCo to incorporate by reference the information we and PepsiCo file with the SEC, which means that we and PepsiCo can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectuses, and information that we or PepsiCo file later with the SEC will automatically update and supersede this information.

Bottling Group, LLC

We incorporate by reference the documents listed below that we have filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we sell all of the notes that may be offered by this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2007

S-ii

•	Quarterly Report on Form 10-Q for the quarterly period ended September 6, 2008

•	Quarterly Report on Form 10-Q for the quarterly period ended June 14, 2008

•	Quarterly Report on Form 10-Q for the quarterly period ended March 22, 2008

•	Current Report on Form 8-K, filed May 29, 2008 by The Pepsi Bottling Group, Inc. (“PBG”)

•	Current Report on Form 8-K, filed March 27, 2008 by PBG

PepsiCo, Inc.

PepsiCo incorporates by reference the documents listed below that PepsiCo has filed with the SEC and any future filings that PepsiCo makes with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all the notes that may be offered by this prospectus supplement are sold:

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2007

•	Quarterly Report on Form 10-Q for the quarterly period ended September 6, 2008

•	Quarterly Report on Form 10-Q for the quarterly period ended June 14, 2008

•	Quarterly Report on Form 10-Q for the quarterly period ended March 22, 2008

•	Current Report on Form 8-K, filed October 14, 2008 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information)

•	Current Report on Form 8-K, filed August 6, 2008

•	Current Report on Form 8-K, filed May 21, 2008

•	Current Report on Form 8-K, filed April 7, 2008

•	Current Report on Form 8-K, filed March 24, 2008

•	Current Report on Form 8-K, filed February 25, 2008

•	Current Report on Form 8-K, filed February 7, 2008 (but not the report furnished on such date pursuant to Items 2.02 and 9.01 of Form 8-K)

•	Current Report on Form 8-K, filed February 1, 2008

PepsiCo’s current report on Form 8-K filed with the SEC on April 7, 2008 provides revised historical segment information on a basis consistent with its current segment reporting structure, as described below under “PepsiCo, Inc.” As a result of the change in reporting structure, the segment discussions within Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations and Notes 1, 3 and 4 to its consolidated financial statements included in its annual report on Form 10-K for the fiscal year ended December 29, 2007 have been revised and are included in Exhibit 99.1 to its current report on Form 8-K filed with the SEC on April 7, 2008.

You may request a copy of any filings referred to above, at no cost, by contacting us or PepsiCo, as applicable, at the following addresses:

Bottling Group, LLC One Pepsi Way Somers, New York 10589 Attention: Investor Relations Telephone: (914) 767-6000	PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577 Attention: Manager, Shareholder Relations Telephone: (914) 253-3055

This prospectus supplement and the accompanying prospectus of Bottling Group, LLC, which form a part of the registration statement of Bottling Group, LLC, do not contain all the information that is included in the registration statement of Bottling Group, LLC. This prospectus supplement and the accompanying prospectus of PepsiCo, which form a part of the registration statement of PepsiCo, do not contain all the information that is included in the PepsiCo registration statement. You will find additional information about us or PepsiCo in

S-iii

the applicable registration statement. Any statements made in this prospectus supplement, the accompanying prospectuses or any documents incorporated by reference concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statements or otherwise filed with the SEC for a more complete understanding of the legal document.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained or incorporated by reference in this prospectus supplement is based on internal surveys, market research, independent industry publications or other publicly available information. Although we and PepsiCo believe that the independent sources used by us and PepsiCo, respectively, are reliable, neither we nor PepsiCo have independently verified and cannot assure you as to the accuracy or completeness of this information. Similarly, we believe our internal research is reliable, and PepsiCo believes its internal research is reliable, but such research has not been verified by any independent sources.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement, including, without limitation, statements regarding our or PepsiCo’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable, and PepsiCo believes that the expectations reflected in its forward-looking statements are reasonable, neither we nor PepsiCo can give any assurance that our or PepsiCo’s expectations will prove to have been correct. Forward-looking statements inherently involve risks and uncertainties, and investors must recognize that events could turn out to be significantly different from our expectations. Important factors that could cause actual results to differ materially from our or PepsiCo’s expectations are disclosed under “Risk Factors” and elsewhere in, or are incorporated by reference in, this prospectus supplement. All subsequent written and oral forward-looking statements attributable to us or PepsiCo, or persons acting on our or PepsiCo’s behalf, are expressly qualified in their entirety by the cautionary statements. We and PepsiCo do not undertake to update our or PepsiCo’s respective forward-looking statements or risk factors to reflect future events or circumstances, except as may be required by applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectuses and those documents incorporated by reference into the prospectus supplement and the accompanying prospectuses, including the risk factors and the financial statements and related notes, before making an investment decision. In this prospectus supplement, except as otherwise indicated herein, references to “Bottling LLC,” “the Company,” “we,” “us,” or “our” refer to Bottling Group, LLC, the issuer of the notes, “PBG” refers to The Pepsi Bottling Group, Inc. and“PepsiCo” refers to PepsiCo, Inc., the guarantor of the notes.

Bottling Group, LLC

Bottling LLC is the principal operating subsidiary of PBG, and consists of substantially all of the operations and assets of PBG. We are the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. We have the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages in all or a portion of 41 states and the District of Columbia in the United States, nine Canadian provinces, Europe (which includes Spain, Greece, Russia and Turkey) and 23 states in Mexico. In 2007, approximately 76% of our net revenues were generated in the U.S. and Canada, 14% of our net revenues were generated in Europe and the remaining 10% of our net revenues were generated in Mexico. No individual customer accounted for 10% or more of our total revenues in 2007, although sales to Wal-Mart Stores, Inc. and its affiliated companies were 9.7% of our revenues in 2007, primarily as a result of transactions in the U.S. and Canada segment. For the 36 weeks ended September 6, 2008, approximately 74% of our net revenues were generated in the U.S. and Canada, 16% of our net revenues were generated in Europe and the remaining 10% of our net revenues were generated in Mexico.

Our portfolio of beverage products includes some of the best recognized trademarks in the world and includes PEPSI, DIET PEPSI, MOUNTAIN DEW, AQUAFINA, LIPTON, SIERRA MIST, DIET MOUNTAIN DEW, TROPICANA JUICE DRINKS, SOBE, and STARBUCKS FRAPPUCCINO®. In addition to the foregoing, the beverages we sell outside the United States include 7UP, KAS, AQUA MINERALE, MIRINDA and MANZANITA SOL. In some of our territories, we have the right to manufacture, sell and distribute soft drink products of companies other than PepsiCo, including DR PEPPER, CRUSH and SQUIRT. We also have the right in some of our territories to manufacture, sell and distribute beverages under trademarks that we own, including ELECTROPURA, E-PURAmr and GARCI CRESPO.

We and PBG were formed by PepsiCo to effect the separation in 1999 of most of PepsiCo’s company-owned bottling business from its brand ownership. PBG became a publicly traded company on March 31, 1999. As of September 6, 2008, PepsiCo owned approximately 33.5% of PBG’s outstanding common stock and 100% of PBG’s outstanding Class B common stock, together representing approximately 40.5% of the combined voting power of PBG’s voting stock (with the balance owned by the public). In conjunction with PBG’s initial public offering and other subsequent transactions, PBG and PepsiCo contributed bottling businesses and assets used in the bottling business to us.

As a result of the contribution of assets and other subsequent transactions, as of September 6, 2008, PBG owns 93.4% of our membership interests, and PepsiCo owns the remaining 6.6% of our membership interests. Set forth below is a diagram showing this relationship.

Our principal executive offices are located at One Pepsi Way, Somers, New York 10589. Our telephone number at that location is (914) 767-6000.

PepsiCo, Inc.

PepsiCo is a leading global snack and beverage company. PepsiCo manufactures, markets and sells a variety of salty, convenient, sweet and grain-based snacks, carbonated and non-carbonated beverages and foods in approximately 200 countries, with its largest operations in North America (United States and Canada), Mexico and the United Kingdom.

PepsiCo is comprised of three business units, as follows:

(1) PepsiCo Americas Foods (PAF), which includes Frito-Lay North America (FLNA), Quaker Foods North America (QFNA) and all of its Latin American food and snack businesses (LAF), including its Sabritas and Gamesa businesses in Mexico;

(2) PepsiCo Americas Beverages (PAB), which includes PepsiCo Beverages North America (PBNA) and all of its Latin American beverage businesses; and

(3) PepsiCo International (PI), which includes all PepsiCo businesses in the United Kingdom, Europe, Asia, Middle East and Africa.

PepsiCo’s three business units are comprised of six reportable segments, as follows:

Frito-Lay North America

Frito-Lay North America, or FLNA, manufactures or uses contract manufacturers, markets, sells and distributes branded snacks. These snacks include Lay’s potato chips, Doritos tortilla chips, Tostitos tortilla chips, Cheetos cheese flavored snacks, branded dips, Fritos corn chips, Ruffles potato chips, Quaker Chewy granola bars, SunChips multigrain snacks, Rold Gold pretzels, Santitas tortilla chips, Grandma’s cookies, Frito-Lay nuts, Munchies snack mix, Gamesa cookies, Funyuns onion flavored rings, Quaker Quakes corn and rice snacks, Miss Vickie’s potato chips, Stacy’s pita chips, Smartfood popcorn, Chester’s fries, branded crackers and Flat Earth crisps. FLNA branded products are sold to independent distributors and retailers.

Quaker Foods North America

Quaker Foods North America, or QFNA, manufactures or uses contract manufacturers, markets and sells cereals, rice, pasta and other branded products. QFNA’s products include Quaker oatmeal, Aunt Jemima mixes and syrups, Life cereal, Cap’n Crunch cereal, Quaker grits, Rice-A-Roni, Pasta Roni and Near East side dishes. These branded products are sold to independent distributors and retailers.

Latin America Foods

Latin America Foods, or LAF, manufactures, markets and sells a number of leading salty and sweet snack brands including Gamesa, Doritos, Cheetos, Ruffles, Sabritas and Lay’s. Further, LAF manufactures or uses contract manufacturers, markets and sells many Quaker brand cereals and snacks. These branded products are sold to independent distributors and retailers.

PepsiCo Americas Beverages

PepsiCo Americas Beverages, or PAB, manufactures or uses contract manufacturers, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mountain Dew, Gatorade, 7UP (outside the U.S.), Tropicana Pure Premium, Sierra Mist, Mirinda, Propel, Tropicana juice drinks, Dole, SoBe Life Water, Naked juice and Izze. PAB also manufactures or uses contract manufacturers, markets and sells ready-to-drink tea, coffee and water products through joint ventures with Unilever (under the Lipton brand name) and Starbucks. In addition, PAB licenses the Aquafina water brand to its bottlers and markets this brand. PAB sells concentrate and finished goods for some of these brands to authorized bottlers, and some of these branded products are sold directly by PepsiCo to independent distributors and retailers. The bottlers sell PepsiCo’s brands as finished goods to independent distributors and retailers. PAB’s volume reflects sales to its independent distributors and retailers, as well as the sales of beverages bearing PepsiCo’s trademarks that bottlers have reported as sold to independent distributors and retailers. Bottler case sales (BCS) and concentrate shipments and equivalents (CSE) are not necessarily equal during any given period due to seasonality, timing of product launches, product mix, bottler inventory practices and other factors. While PepsiCo’s revenues are not based on BCS volume, PepsiCo believe that BCS is a valuable measure as it measures the sell-through of PepsiCo’s products at the consumer level.

United Kingdom & Europe

United Kingdom & Europe, or UKEU, manufactures, markets and sells through consolidated businesses as well as through noncontrolled affiliates, a number of leading salty and sweet snack brands including Lay’s, Walkers, Cheetos, Doritos and Ruffles. Further, UKEU manufactures or uses contract manufacturers, markets and sells many Quaker brand cereals and snacks. UKEU also manufactures, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, 7UP and Tropicana. These brands are sold to authorized bottlers, independent distributors and retailers. However, in certain markets, UKEU operates its own bottling plants and distribution facilities. In addition, UKEU licenses the Aquafina water brand to certain of its authorized bottlers. UKEU also manufactures or uses contract manufacturers, markets and sells ready-to-drink tea products through a joint venture with Unilever (under the Lipton brand name).

Middle East, Africa & Asia

Middle East, Africa & Asia, or MEAA, manufactures, markets and sells through consolidated businesses as well as through noncontrolled affiliates, a number of leading salty and sweet snack brands including Lay’s, Doritos, Cheetos, Smith’s and Ruffles. Further, MEAA manufactures or uses contract manufacturers, markets and sells many Quaker brand cereals and snacks. MEAA also manufactures, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mirinda, 7UP and Mountain Dew. These brands are sold to authorized bottlers, independent distributors and retailers. However, in certain markets, MEAA operates its own bottling plants and distribution facilities. In addition, MEAA licenses the Aquafina water brand to certain of its authorized bottlers. MEAA also manufactures or uses contract manufacturers, markets and sells ready-to-drink tea products through the joint venture with Unilever (see United Kingdom & Europe above).

Additional PepsiCo Offerings

Concurrently with this offering of notes by Bottling LLC, PepsiCo is launching an offering of notes (the “PepsiCo notes”) pursuant to a separate prospectus. As noted in PepsiCo’s quarterly report on Form 10-Q for the quarterly period ended September 6, 2008, PepsiCo intends to take advantage of opportunities to replace a portion of its commercial paper funding with long-term debt financing. PepsiCo intends to use the net proceeds, if any, from the offering of PepsiCo notes for general corporate purposes, including replacing a portion of its commercial paper funding. Bottling LLC will have no obligations with respect to, and will receive none of the proceeds from, the offering of PepsiCo notes. Depending upon market conditions, PepsiCo intends to continue to take advantage of opportunities to replace a portion of its commercial paper funding with long-term debt financing.

PepsiCo’s principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577. Its telephone number at that location is (914) 253-2000.

The Offering

The summary below describes the principal terms and conditions of the notes and the guarantee. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes and the Guarantee” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and the guarantee, including circumstances in which the guarantee may not become effective or may become effective as to less than all of the principal of and interest and premium, if any, on the notes.

Issuer of the Notes	Bottling Group, LLC

Securities Offered	$1,300,000,000 aggregate principal amount of 6.95% senior notes due 2014.

Maturity Date	March 15, 2014.

Interest Payment Dates	March 15 and September 15 beginning on March 15, 2009. Interest will accrue from the issue date of the notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption	We may redeem the notes at our option, with the prior consent of PepsiCo, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

• 100% of the principal amount of the notes being redeemed; or

• the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury rate (as defined under “Description of the Notes and the Guarantee — Optional Redemption”), plus 50 basis points;

plus accrued and unpaid interest on the notes being redeemed to the redemption date.

Ranking of the Notes	The notes are our general unsecured obligations and will rank on an equal basis with all of our other existing and future senior unsecured indebtedness and senior to all of our future subordinated indebtedness.

Certain Covenants	The indenture relating to the notes will, among other things, limit our ability and the ability of our restricted subsidiaries to create or assume liens, enter into sale and leaseback transactions, engage in mergers or consolidations and transfer or lease all or substantially all of our assets. The indenture also limits PepsiCo’s ability to engage in mergers or consolidations and transfer or lease all or substantially all of PepsiCo’s assets. In addition, on and after the guarantee commencement date (in the event such date occurs), the indenture will limit PepsiCo’s and its restricted subsidiaries’ ability to create or assume liens. We refer you to “Description of the Notes and the Guarantee — Certain Covenants.”

Guarantor	PepsiCo, Inc.

Guarantee of the Notes	PepsiCo will be obligated to unconditionally and irrevocably guarantee the payment of principal of and interest and premium, if any, on the notes on and after the guarantee commencement date, except that, under the circumstances described in “Description of the Notes and the Guarantee — Guarantee,” PepsiCo’s guarantee may not become effective or may become effective as to less than all of the principal of and interest and premium, if any, on the outstanding notes. We refer you to “Description of the Notes and the Guarantee — Guarantee.”

The terms of PepsiCo’s guarantee of the notes, including the scheduled guarantee commencement date, are intended to preserve the structure of our and PBG’s separation from PepsiCo in March 1999. In connection with the separation, PepsiCo guaranteed some of our indebtedness, including $1.0 billion of our 5 3/8% senior notes due 2004, which matured on February 17, 2004, and were replaced by our $1.3 billion 5 5/8% senior notes due 2009, which will mature on February 17, 2009.

Ranking of the Guarantee	The guarantee, if and when it becomes effective, will be PepsiCo’s general unsecured obligation and will rank on an equal basis with all of PepsiCo’s other existing and future senior unsecured obligations and senior to all of PepsiCo’s existing and future subordinated obligations.

Use of Proceeds	We intend to use the net proceeds of this offering, together with, if necessary, other funds available to us at the time, to repay our senior notes due 2009 at their maturity. Until such time, we intend to invest such net proceeds in short-term instruments with a minimum rating of A1 or P1 and an original maturity of three months or less. However, we may choose to apply a portion of the net proceeds to repay outstanding short-term indebtedness, a portion of which was used to finance our recent investment in JSC Lebedyansky. We refer you to “Use of Proceeds.”

Further Issuances	We and PepsiCo, acting together, may create and issue additional notes ranking equally with the notes (other than the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes). Such notes may be consolidated and form a single series with the notes.

Ratio of Earnings to Fixed Charges

Bottling Group, LLC

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated. For this purpose, earnings are before taxes and minority interest plus fixed charges and losses recognized from equity investments, reduced by undistributed income from equity investments. Fixed charges include interest expense and one-third of net rent, which is the portion of the rent deemed representative of the interest factor.

36 Weeks Ended
September 6,	September 8,
2008	2007

5.77	5.47

PepsiCo, Inc.

The following table sets forth the ratio of PepsiCo’s earnings to fixed charges for the periods indicated. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

36 Weeks Ended
September 6,	September 8,
2008	2007

20.70	24.10

RISK FACTORS

An investment in the notes involves risks. Before purchasing the notes, you should carefully consider the following risk factors as well as other information included or incorporated by reference in this prospectus supplement. In this section, where the context requires, references to “the notes” are to the notes and the guarantee.

Risks Relating to Our Business

We may not be able to respond successfully to consumer trends related to carbonated and non-carbonated beverages.

Consumer trends with respect to the products we sell are subject to change. Consumers are seeking increased variety in their beverages, and there is a growing interest among the public regarding the ingredients in our products, the attributes of those ingredients and health and wellness issues generally. This interest has resulted in a decline in consumer demand for full-calorie carbonated soft drinks and an increase in consumer demand for products associated with health and wellness, such as water, enhanced water, teas, reduced calorie carbonated soft drinks and certain other non-carbonated beverages. Consumer preferences may change due to a variety of other factors, including the aging of the general population, changes in social trends, the real or perceived impact the manufacturing of our products has on the environment, changes in consumer demographics, changes in travel, vacation or leisure activity patterns or a downturn in economic conditions. Any of these changes may reduce consumers’ demand for our products.

Because we rely mainly on PepsiCo to provide us with the products that we sell, if PepsiCo fails to develop innovative products that respond to these and other consumer trends, we could be put at a competitive disadvantage in the marketplace and our business and financial results could be adversely affected. In addition, PepsiCo is under no obligation to provide us distribution rights to all of its products in all of the channels in which we operate. If we are unable to enter into agreements with PepsiCo to distribute innovative products in all of these channels or otherwise gain broad access to products that respond to consumer trends, we could be put at a competitive disadvantage in the marketplace and our business and financial results could be adversely affected.

We may not be able to compete successfully within the highly competitive carbonated and non-carbonated beverage markets.

The carbonated and non-carbonated beverage markets are highly competitive. Competitive pressures in our markets could cause us to reduce prices or forego price increases required to off-set increased costs of raw materials and fuel, increase capital and other expenditures, or lose market share, any of which could have a material adverse effect on our business and financial results.

We may not be able to respond successfully to the demands of our largest customers.

Our retail customers are consolidating, leaving fewer customers with greater overall purchasing power and, consequently, greater influence over our pricing, promotions and distribution methods. Because we do not operate in all markets in which these customers operate, we must rely on PepsiCo and other PepsiCo bottlers to service such customers outside of our markets. The inability of PepsiCo or PepsiCo bottlers as a whole to meet the product, packaging and service demands of our largest customers could lead to a loss or decrease in business from such customers and have a material adverse effect on our business and financial results.

Because we depend upon PepsiCo to provide us with concentrate, certain funding and various services, changes in our relationship with PepsiCo could adversely affect our business and financial results.

We conduct our business primarily under beverage agreements with PepsiCo. If our beverage agreements with PepsiCo are terminated for any reason, it would have a material adverse effect on our business and financial results. These agreements provide that we must purchase all of the concentrate for such beverages at prices and on other terms which are set by PepsiCo in its sole discretion. Any significant concentrate price increases could materially affect our business and financial results.

PepsiCo has also traditionally provided bottler incentives and funding to its bottling operations. PepsiCo does not have to maintain or continue these incentives or funding. Termination or decreases in bottler incentives or funding levels could materially affect our business and financial results.

Under our shared services agreement, we obtain various services from PepsiCo, including procurement of raw materials and certain administrative services. If any of the services under the shared services agreement were terminated, we would have to obtain such services on our own. This could result in a disruption of such services, and we might not be able to obtain these services on terms, including cost, that are as favorable as those we receive through PepsiCo.

Our business requires a significant supply of raw materials and energy, the limited availability or increased costs of which could adversely affect our business and financial results.

The production and distribution of our beverage products is highly dependent on certain ingredients, packaging materials, other raw materials, and energy. To produce our products, we require significant amounts of ingredients, such as beverage concentrate and high fructose corn syrup, as well as access to significant amounts of water. We also require significant amounts of packaging materials, such as aluminum and plastic bottle components, such as resin (a petroleum-based product). In addition, we use a significant amount of electricity, natural gas, motor fuel and other energy sources to operate our fleet of trucks and our bottling plants.

If suppliers of our ingredients, packaging materials, other raw materials or energy are impacted by an increased demand for their products, weather conditions, natural disasters, governmental regulation, terrorism, strikes or other events, and we are not able to effectively obtain the products from another supplier, we could incur an interruption in the supply of such products or increased costs of such products. Any sustained interruption in the supply of our ingredients, packaging materials, other raw materials or energy could have a material adverse effect on our business and financial results.

If there is a significant increase in the costs of such products and we are unable to pass the increased costs on to our customers in the form of higher prices, there could be a material adverse effect on our business and financial results.

PepsiCo’s equity ownership of PBG could affect matters concerning us.

As of September 6, 2008, PepsiCo owned approximately 40.5% of the combined voting power of PBG’s voting stock (with the balance owned by the public). PepsiCo will be able to significantly affect the outcome of PBG’s shareholder votes, thereby affecting matters concerning us.

We may have potential conflicts of interest with PepsiCo, which could result in PepsiCo’s objectives being favored over our objectives.

Our past and ongoing relationship with PepsiCo could give rise to conflicts of interests. In addition, two members of PBG’s Board of Directors are executive officers of PepsiCo, and one of the three Managing Directors of Bottling LLC is an officer of PepsiCo, a situation which may create conflicts of interest.

These potential conflicts include balancing the objectives of increasing sales volume of PepsiCo beverages and maintaining or increasing our profitability. Other possible conflicts could relate to the nature, quality and pricing of services or products provided to us by PepsiCo or by us to PepsiCo.

Conflicts could also arise in the context of our potential acquisition of bottling territories and/or assets from PepsiCo or other independent PepsiCo bottlers. Under the master bottling agreement, we must obtain PepsiCo’s approval to acquire any independent PepsiCo bottler. PepsiCo has agreed not to withhold approval for any acquisition within agreed-upon U.S. territories if we have successfully negotiated the acquisition and, in PepsiCo’s reasonable judgment, satisfactorily performed our obligations under the master bottling agreement. We have agreed not to attempt to acquire any independent PepsiCo bottler outside of those agreed-upon territories without PepsiCo’s prior written approval.

Our acquisition strategy may be limited by our ability to successfully integrate acquired businesses into ours or our failure to realize our expected return on acquired businesses.

We intend to continue to pursue acquisitions of bottling assets and territories from PepsiCo’s independent bottlers. The success of our acquisition strategy may be limited because of unforeseen costs and complexities. We may not be able to acquire, integrate successfully or manage profitably additional businesses without substantial costs, delays or other difficulties. Unforeseen costs and complexities may also prevent us from realizing our expected rate of return on an acquired business. Any of the foregoing could have a material adverse effect on our business and financial results.

Our success depends on key members of our management, the loss of whom could disrupt our business operations.

Our success depends largely on the efforts and abilities of key management employees. Key management employees are not parties to employment agreements with us. The loss of the services of key personnel could have a material adverse effect on our business and financial results.

If we are unable to fund our substantial capital requirements, it could cause us to reduce our planned capital expenditures and could result in a material adverse effect on our business and financial results.

We require substantial capital expenditures to implement our business plans. If we do not have sufficient funds or if we are unable to obtain financing in the amounts desired or on acceptable terms, we may have to reduce our planned capital expenditures, which could have a material adverse effect on our business and financial results.

The level of our indebtedness could adversely affect our financial health.

The level of our indebtedness requires us to dedicate a substantial portion of our cash flow from operations to payments on our debt. This could limit our flexibility in planning for, or reacting to, changes in our business and place us at a competitive disadvantage compared to competitors that have less debt. Our indebtedness also exposes us to interest rate fluctuations, because the interest on some of our indebtedness is at variable rates, and makes us vulnerable to general adverse economic and industry conditions. All of the above could make it more difficult for us, or make us unable to satisfy our obligations with respect to all or a portion of such indebtedness and could limit our ability to obtain additional financing for future working capital expenditures, strategic acquisitions and other general corporate requirements.

Our foreign operations are subject to social, political and economic risks and may be adversely affected by foreign currency fluctuations.

In the fiscal year ended December 29, 2007, approximately 32% of our net revenues and approximately 26% of our operating income were generated in territories outside the United States. For the 36 weeks ended September 6, 2008, approximately 35% of our net revenues and approximately 31% of our operating income were generated in territories outside the United States. Social, economic and political developments in our international markets (including Russia, Mexico, Canada, Spain, Turkey and Greece) may adversely affect our business and financial results. These developments may lead to new product pricing, tax or other policies and monetary fluctuations that may adversely impact our business and financial results. The overall risks to our international businesses also include changes in foreign governmental policies. In addition, we are expanding our sales and marketing efforts in certain emerging markets, such as Russia. Expanding our business into emerging markets may present additional risks beyond those associated with more developed international markets. Additionally, our results of operations and the value of our foreign assets are affected by fluctuations in foreign currency exchange rates.

If we are unable to maintain brand image and product quality, or if we encounter other product issues such as product recalls, our business may suffer.

Maintaining a good reputation globally is critical to our success. If we fail to maintain high standards for product quality, or if we fail to maintain high ethical, social and environmental standards for all of our operations and activities, our reputation could be jeopardized. In addition, we may be liable if the consumption of any of our products causes injury or illness, and we may be required to recall products if they become contaminated or are damaged or mislabeled. A significant product liability or other product-related legal judgment against us or a widespread recall of our products could have a material adverse effect on our business and financial results.

Changes in the legal and regulatory environment could increase our costs or liabilities or impact the sale of our products.

Our operations and properties are subject to regulation by various federal, state and local governmental entities and agencies as well as foreign governmental entities. Such regulations relate to, among other things, food and drug laws, competition laws, taxation requirements, accounting standards and environmental laws, including laws relating to the regulation of water rights and treatment. We cannot assure you that we have been or will at all times be in compliance with all regulatory requirements or that we will not incur material costs or liabilities in connection with existing or new regulatory requirements.

Adverse weather conditions could reduce the demand for our products.

Demand for our products is influenced to some extent by the weather conditions in the markets in which we operate. Unseasonably cool temperatures in these markets could have a material adverse effect on our sales volume and financial results.

Catastrophic events in the markets in which we operate could have a material adverse effect on our financial condition.

Natural disasters, terrorism, pandemics, strikes or other catastrophic events could impair our ability to manufacture or sell our products. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to manage such events effectively if they occur, could adversely affect our sales volume, cost of raw materials, earnings and financial results.

We are unable to predict the impact of the recent downturn in the credit markets and the resulting constraints in obtaining financing on our business and financial results.

Our principal sources of cash come from our operating activities and the issuance of debt and bank borrowings. The recent and unprecedented disruption in the current credit markets has had a significant adverse impact on a number of financial institutions. At this point in time, our liquidity has not been materially impacted by the current credit environment and management does not expect that it will be materially impacted in the near-future. We will continue to closely monitor our liquidity and the credit markets. However, we cannot predict with any certainty the impact to us of any further disruption in the credit environment.

Risks Related to PepsiCo’s Businesses

Demand for PepsiCo’s products may be adversely affected by changes in consumer preferences and tastes or if PepsiCo is unable to innovate or market their products effectively.

PepsiCo is a consumer products company operating in highly competitive markets and relies on continued demand for its products. To generate revenues and profits, PepsiCo must sell products that appeal to its customers and to consumers. Any significant changes in consumer preferences and any inability on PepsiCo’s part to anticipate and react to such changes could result in reduced demand for PepsiCo’s products and erosion of its competitive and financial position. PepsiCo’s success depends on PepsiCo’s ability to respond to consumer trends, such as consumer health concerns about obesity, product attributes and ingredients. In addition, changes in product category consumption or consumer demographics could result in reduced demand for PepsiCo’s products. Consumer preferences may shift due to a variety of factors, including the aging of the general population, changes in social trends, changes in travel, vacation or leisure activity patterns, weather, negative publicity resulting from regulatory action or litigation against companies in the industry, or a downturn in economic conditions. Any of these changes may reduce consumers’ willingness to purchase PepsiCo’s products. See also “Changes in the legal and regulatory environment could limit PepsiCo’s business activities, increase PepsiCo’s operating costs, reduce demand for its products or result in litigation” below.

PepsiCo’s continued success is also dependent on PepsiCo’s product innovation, including maintaining a robust pipeline of new products, and the effectiveness of PepsiCo’s advertising campaigns and marketing programs. There can be no assurance as to PepsiCo’s continued ability either to develop and launch successful new products or variants of existing products, or to effectively execute advertising campaigns and marketing programs. In addition, both the launch and ongoing success of new products and advertising campaigns are inherently uncertain, especially as to their appeal to consumers. PepsiCo’s failure to successfully launch new products could decrease demand for PepsiCo’s existing products by negatively affecting consumer perception of existing brands, as well as result in inventory write-offs and other costs.

Any damage to PepsiCo’s reputation could have an adverse effect on PepsiCo’s business, financial condition and results of operations.

Maintaining a good reputation globally is critical to selling PepsiCo’s branded products. If PepsiCo fails to maintain high standards for product quality, safety and integrity, PepsiCo’s reputation could be jeopardized. Adverse publicity about these types of concerns or the incidence of product contamination or tampering, whether or not valid, may reduce demand for PepsiCo’s products or cause production and delivery disruptions. If any of PepsiCo’s products becomes unfit for consumption, misbranded or causes injury, PepsiCo may have to engage in a product recall and/or be subject to liability. A widespread product recall or a significant product liability judgment could cause PepsiCo’s products to be unavailable for a period of time, which could further reduce consumer demand and brand equity. Failure to maintain high ethical, social and environmental standards for all of PepsiCo’s operations and activities or adverse publicity regarding PepsiCo’s responses to health concerns, PepsiCo’s environmental impacts, including agricultural materials, packaging, energy and water use and waste management, or other sustainability issues, could jeopardize PepsiCo’s reputation. Failure to comply with local laws and regulations, to maintain an effective system of internal controls or to provide accurate and timely financial statement information could also hurt PepsiCo’s reputation. Damage to PepsiCo’s reputation or loss of consumer confidence in PepsiCo’s products for any of these reasons could have a material adverse effect on PepsiCo’s business, financial condition and results of operations, as well as require additional resources to rebuild its reputation.

If PepsiCo is not able to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively PepsiCo’s business could suffer.

PepsiCo depends on information technology as an enabler to improve the effectiveness of its operations and to interface with PepsiCo’s customers, as well as to maintain financial accuracy and efficiency. If PepsiCo does not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, PepsiCo could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, or the loss of or damage to intellectual property through security breach.

PepsiCo has embarked on a multi-year business transformation initiative that includes the delivery of an SAP enterprise resource planning application, as well as the migration to common business processes across PepsiCo’s operations. There can be no certainty that these programs will deliver the expected benefits. The failure to deliver PepsiCo’s goals may impact PepsiCo’s ability to (1) process transactions accurately and efficiently and (2) remain in step with the changing needs of the trade, which could result in the loss of customers. In addition, the failure to either deliver the application on time, or anticipate the necessary readiness and training needs, could lead to business disruption and loss of customers and revenue.

In addition, PepsiCo has outsourced certain information technology support services and administrative functions, such as payroll processing and benefit plan administration, to third-party service providers and may outsource other functions in the future to achieve cost savings and efficiencies. If the service providers that PepsiCo outsources these functions to do not perform effectively, PepsiCo may not be able to achieve the expected cost savings and may have to incur additional costs to correct errors made by such service providers. Depending on the function involved, such errors may also lead to business disruption, processing inefficiencies or the loss of or damage to intellectual property through security breach, or harm employee morale.

PepsiCo’s information systems could also be penetrated by outside parties intent on extracting information, corrupting information or disrupting business processes. Such unauthorized access could disrupt its business and could result in the loss of assets.

PepsiCo’s operating results may be adversely affected by increased costs, disruption of supply or shortages of raw materials and other supplies.

PepsiCo and its business partners use various raw materials and other supplies in its business, including aspartame, cocoa, corn, corn sweeteners, flavorings, flour, grapefruits and other fruits, juice and juice concentrates, oats, oranges, potatoes, rice, seasonings, sucralose, sugar, vegetable and essential oils, and wheat. PepsiCo’s key packaging materials include PET resin used for plastic bottles, film packaging used for snack foods, aluminum used for cans, glass bottles and cardboard. Fuel and natural gas are also important commodities due to their use in PepsiCo’s plants and in the trucks delivering PepsiCo’s products. Some of these raw materials and supplies are available from a limited number of suppliers. PepsiCo is exposed to the market risks arising from adverse changes in commodity prices, affecting the cost of PepsiCo’s raw materials and energy. The raw materials and energy which PepsiCo uses for the production of its products are largely commodities that are subject to price volatility and fluctuations in availability caused by changes in global supply and demand, weather conditions, agricultural uncertainty or governmental controls. PepsiCo purchases these materials and energy mainly in the open market. If commodity price changes result in unexpected increases in raw materials and energy costs, PepsiCo may not be able to increase its prices to offset these increased costs without suffering reduced volume, revenue and operating income.

PepsiCo’s profitability may also be adversely impacted due to water scarcity and regulation. Water is a limited resource in many parts of the world. As demand for water continues to increase, PepsiCo and its business partners may face disruption of supply or increased costs to obtain the water needed to produce its products.

PepsiCo’s business could suffer if it is unable to compete effectively.

PepsiCo’s businesses operate in highly competitive markets. PepsiCo competes against global, regional and private label manufacturers on the basis of price, quality, product variety and effective distribution. Increased competition and actions by PepsiCo’s competitors could lead to downward pressure on prices and/or a decline in PepsiCo’s market share, either of which could adversely affect PepsiCo’s results.

Disruption of PepsiCo’s supply chain could have an adverse effect on PepsiCo’s business, financial condition and results of operations.

PepsiCo’s ability and that of its suppliers, business partners, including bottlers, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to PepsiCo’s success. Damage or disruption to PepsiCo or its manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as avian flu, strikes or other reasons, could impair PepsiCo’s ability to manufacture or sell its products. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect PepsiCo’s business, financial condition and results of operations, as well as require additional resources to restore PepsiCo’s supply chain.

Trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners could adversely affect PepsiCo’s financial performance.

PepsiCo must maintain mutually beneficial relationships with its key customers, including PepsiCo’s retailers and bottling partners, to effectively compete. There is a greater concentration of PepsiCo’s customer base around the world generally due to the continued consolidation of retail trade. As retail ownership becomes more concentrated, retailers demand lower pricing and increased promotional programs. Further, as larger retailers increase utilization of their own distribution networks and private label brands, the competitive advantages PepsiCo derives from PepsiCo’s go-to-market systems and brand equity may be eroded. Failure to appropriately respond to these trends or to offer effective sales incentives and marketing programs to PepsiCo’s customers could reduce PepsiCo’s ability to secure adequate shelf space at its retailers and adversely affect its financial performance.

Retail consolidation continues to increase the importance of major customers. In 2007, sales to Wal-Mart (including Sam’s) represented approximately 12% of PepsiCo’s total net revenue. PepsiCo’s top five retail customers represented approximately 31% of its 2007 North American net revenue, with Wal-Mart (including Sam’s) representing approximately 18%. These percentages include concentrate sales to PepsiCo’s bottlers which are used in finished goods sold by them to these retailers. Loss of any of PepsiCo’s key customers, including Wal-Mart, could have an adverse effect on PepsiCo’s business, financial condition and results of operations.

Furthermore, if PepsiCo is unable to provide an appropriate mix of incentives to PepsiCo’s bottlers through a combination of advertising and marketing support, it may take actions that, while maximizing its own short-term profit, may be detrimental to PepsiCo or their brands. Such actions could have an adverse effect on PepsiCo’s profitability. In addition, any deterioration of PepsiCo’s relationships with its bottlers could adversely affect PepsiCo’s business or financial performance. See “Our Customers” and “Our Related Party Bottlers” contained in PepsiCo’s revised “Management’s Discussion and Analysis” and Note 8 to PepsiCo’s consolidated financial statements included in Exhibit 99.1 to PepsiCo’s Current Report on Form 8-K filed with the SEC on April 7, 2008 for more information on PepsiCo’s customers, including its anchor bottlers.

Changes in the legal and regulatory environment could limit PepsiCo’s business activities, increase PepsiCo’s operating costs, reduce demand for its products or result in litigation.

The conduct of PepsiCo’s businesses, and the production, distribution, sale, advertising, labeling, safety, transportation and use of many of PepsiCo’s products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to foreign laws and regulations administered by government entities and agencies in markets in which PepsiCo operates. These laws and regulations may change, sometimes dramatically, as a result of political, economic or social events. Such regulatory environment changes include changes in food and drug laws, laws related to advertising and deceptive marketing practices, accounting standards, taxation requirements, competition laws and environmental laws, including laws relating to the regulation of water rights and treatment. Changes in laws, regulations or governmental policy and the related interpretations may alter the environment in which PepsiCo does business and, therefore, may impact PepsiCo’s results or increase PepsiCo’s costs or liabilities.

In particular, governmental bodies in jurisdictions where PepsiCo operates may impose new labeling, product or production requirements, or other restrictions. For example, PepsiCo is one of several companies that have been sued by the State of California under Proposition 65 to force warnings that certain potato-based products contain acrylamide. Acrylamide is a chemical compound naturally formed in a wide variety of foods when they are cooked (whether commercially or at home), including french fries, potato chips, cereal, bread and coffee. It is believed that acrylamide may cause cancer in laboratory animals when consumed in significant amounts. Studies are underway by various regulatory authorities and others to assess the effect on humans due to acrylamide in the diet. If PepsiCo were required to label any of its products or place warnings in locations where PepsiCo’s products are sold in California under Proposition 65, sales of those products could suffer not only in California but elsewhere. In addition, if consumer concerns about acrylamide increase as a result of these studies, other new scientific evidence, or for any other reason, whether or not valid, demand for PepsiCo’s products could decline and PepsiCo could be subject to additional lawsuits or new regulations that could affect sales of PepsiCo’s products, any of which could have an adverse effect on PepsiCo’s business, financial condition or results of operations.

In many jurisdictions, compliance with competition laws is of special importance to PepsiCo due to PepsiCo’s competitive position in those jurisdictions. Regulatory authorities under whose laws PepsiCo operates may also have enforcement powers that can subject PepsiCo to actions such as product recall, seizure of products or other sanctions, which could have an adverse effect on PepsiCo’s sales or damage its reputation. See also “Regulatory Environment and Environmental Compliance” in PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

If PepsiCo is unable to hire or retain key employees, it could have a negative impact on PepsiCo’s business.

PepsiCo’s continued growth requires PepsiCo to develop its leadership bench and to implement programs, such as PepsiCo’s long-term incentive program, designed to retain talent. However, there is no assurance that PepsiCo will continue to be able to hire or retain key employees. PepsiCo competes to hire new employees, and then must train them and develop their skills and competencies. PepsiCo’s operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs. Any unplanned turnover could deplete its institutional knowledge base and erode PepsiCo’s competitive advantage.

PepsiCo’s business may be adversely impacted by unfavorable economic or environmental conditions or political or other developments and risks in the countries in which PepsiCo operates.

Unfavorable global economic or environmental changes, political conditions or other developments may result in business disruption, supply constraints, foreign currency devaluation, inflation, deflation or decreased demand. Unstable economic and political conditions or civil unrest in the countries in which PepsiCo operates could have adverse impacts on PepsiCo’s business results or financial condition. PepsiCo’s operations outside of the United States accounted for 44% and 35% of PepsiCo’s net revenue and operating profit, respectively, for the year ended December 29, 2007. PepsiCo’s continued success depends on PepsiCo’s ability to broaden and strengthen its presence in emerging markets, such as Brazil, Russia, India and China, and to create scale in key international markets.

Risks Relating to Our Indebtedness and This Offering

Our substantial indebtedness could adversely affect our financial health and prevent us from making payments on the notes.

We have a substantial amount of indebtedness. As of September 6, 2008, giving pro forma effect to this offering of notes, we had approximately $5.5 billion of indebtedness. In addition, as of the date of this prospectus supplement, we guarantee $1.0 billion aggregate principal amount of notes issued by PBG due in 2029 and an additional $1.6 billion of PBG’s credit facilities, under which approximately $0.7 billion was outstanding as of October 15, 2008.

Our substantial debt could have important consequences to you. For example, it could:

•	make it more difficult for us, or make us unable, to satisfy our obligations with respect to the notes;

•	make us vulnerable to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing for future working capital expenditures, strategic acquisitions and other general corporate requirements;

•	expose us to interest rate fluctuations, because the interest on some of our debt is at variable rates;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to any competitors that have less debt.

Our ability to service our debt will require a significant amount of cash.

To service our debt, we will require a significant amount of cash. Our ability to generate cash, to make scheduled payments or to refinance our obligations depends on our successful financial and operating performance. Our financial and operating performance, cash flow and capital resources depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and competitive conditions;

•	operating difficulties, increased operating costs or pricing pressures we may experience; and

•	delays in implementing any strategic projects.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt.

We may incur additional debt.

We and our subsidiaries may incur substantial additional debt in the future. The terms of the indenture permit us to incur additional debt, and our credit facilities permit additional borrowings under certain circumstances. Accordingly, this additional debt could exacerbate all the risks described above.

The notes are unsecured and effectively subordinated to our secured debt.

The notes will not be secured by any of our assets. Accordingly, the notes will be effectively subordinated to any of our secured obligations to the extent of the value of the assets securing such obligations. As of the date hereof, we do not have any material secured long-term debt obligations.

Under certain circumstances, PepsiCo’s guarantee may not become effective or may become effective for less than all of the principal of and interest and premium, if any, on the notes.

PepsiCo will unconditionally and irrevocably guarantee the payment of principal of and interest and premium, if any, on the notes on or after the guarantee commencement date, except that, under the circumstances described in “Description of the Notes and the Guarantee — Guarantee,” PepsiCo’s guarantee may not become effective or may become effective as to less than all of the principal and interest and premium, if any, on the outstanding notes. For the convenience of readers, we have included five illustrative examples in “Description of the Notes and the Guarantee — Guarantee” to describe some hypothetical situations involving PepsiCo’s guarantee. Those examples are for illustrative purposes only and do not describe all of the situations that could occur involving PepsiCo’s guarantee. You should carefully review the terms of PepsiCo’s guarantee described in “Description of the Notes and the Guarantee — Guarantee,” including as to whether PepsiCo’s guarantee, if and when it becomes effective, will be for all, or less than all, of the principal of and interest and premium, if any, on the outstanding notes.

The guarantee may not be enforceable because of fraudulent conveyance laws.

The incurrence of the guarantee by PepsiCo may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of

PepsiCo’s unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time PepsiCo guaranteed the notes, PepsiCo:

•	incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee of the notes and PepsiCo:

•	was insolvent or was rendered insolvent;

•	was engaged, or was about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could void the guarantee of PepsiCo or subordinate the amounts owing under such guarantee to PepsiCo’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing consideration will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they became due.

If PepsiCo’s guarantee is voided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against PepsiCo under its guarantee and will only have a claim against us.

PepsiCo may incur additional debt.

PepsiCo and its subsidiaries may incur substantial additional debt in the future. The terms of the indenture permit it to incur additional debt and its credit facilities permit additional borrowings under certain circumstances. Accordingly, this additional debt could exacerbate all the risks described above.

The guarantee is unsecured and effectively subordinated to PepsiCo’s secured debt.

The guarantee will not be secured by any of PepsiCo’s assets. Accordingly, the guarantee will be effectively subordinated to any of PepsiCo’s secured obligations to the extent of the value of the assets securing such obligations. As of the date hereof, PepsiCo does not have any material secured long-term debt obligations.

An active trading market may not develop for the notes.

The notes are a new issue of securities for which there currently is no market. We have not and do not intend to list the notes on any U.S. national securities exchange or quotation system. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price of the notes or that an active trading market in the notes will develop and continue after this offering. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable law. They are not obligated, however, to make a market in the notes and any market-making may be discontinued at any time at their sole discretion. In addition, any such market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended, or the Securities Act, and the

Exchange Act. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes.

The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

•	changes in the overall market for debt securities;

•	changes in our or PepsiCo’s financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates.

USE OF PROCEEDS

We intend to use the net proceeds of this offering, together with, if necessary, other funds available to us at the time, to repay our senior notes due 2009 at their maturity. Our senior notes due 2009 bear interest at a rate of 5.63%.

Until such time, we intend to invest such net proceeds in short-term instruments with a minimum rating of A1 or P1 and an original maturity of three months or less. However, we may choose to apply a portion of the net proceeds to repay outstanding short-term indebtedness, a portion of which was used to finance our recent investment in JSC Lebedyansky. The short-term indebtedness that would be repaid matures at various dates during the remainder of October 2008, and bears interest at rates ranging from 2.05% to 2.55%. If we use a portion of the net proceeds to repay short-term indebtedness, we intend to issue additional short-term indebtedness to the extent necessary to repay our senior notes due 2009 at their maturity.

PepsiCo will not receive any of the net proceeds of this offering.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

General

We will issue the notes under an indenture between us, as issuer, PepsiCo, as guarantor, and The Bank of New York Mellon, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The following summary of select provisions of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture, including the definitions in the indenture and the Trust Indenture Act of some of the terms used below. You may obtain a copy of the indenture from the trustee at its corporate trust office in New York, New York.

The notes are our general unsecured obligations and will rank on an equal basis with all of our other existing and future senior unsecured indebtedness and senior to all of our future subordinated indebtedness. PBG is not guaranteeing, and will not otherwise be obligated in any respect for, payments of principal, premium or interest on the notes.

We may redeem the notes at our option, with PepsiCo’s prior consent, at any time in whole or from time to time in part, at the redemption price described in “Optional Redemption” below. There is no sinking fund for the notes.

The indenture contains restrictive covenants with respect to us and our restricted subsidiaries (as defined in “Certain Covenants — Definitions” below), including restrictions on creating or assuming liens, restrictions on sale and lease-back transactions and restrictions on consolidation, merger or transfer or lease of all or substantially all of our assets, subject to the exceptions described below. These restrictive covenants do not apply to PBG, and the indenture does not contain any provision that would restrict PBG from creating or assuming liens, entering into sale and lease-back transactions or engaging in a consolidation, merger or transfer or lease of all or substantially all of PBG’s assets.

The indenture contains restrictive covenants with respect to PepsiCo’s ability to engage in mergers, consolidations or transfers of all or substantially all of PepsiCo’s assets, subject to the exceptions described below. In addition, the indenture contains restrictive covenants with respect to PepsiCo’s and its restricted subsidiaries’ ability to create or assume liens on and after the guarantee commencement date (in the event such date occurs), subject to the exceptions described below. The indenture does not contain any provision that would restrict PepsiCo or any of its restricted subsidiaries from entering into sale and lease-back transactions. The indenture does not contain a cross-default provision with respect to any indebtedness of PepsiCo other than PepsiCo’s guarantee of the notes.

The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we or PepsiCo must adhere or any restrictions on the amount of debt we or PepsiCo may issue or guarantee. The indenture does not contain any provision that would require that we or PepsiCo repurchase, redeem or otherwise modify the terms of any of the notes or the guarantee upon a change in control or other event involving us, PBG or PepsiCo that may adversely affect our or PepsiCo’s creditworthiness or the value of the notes.

Payment of principal of and interest and premium, if any, on the notes will be unconditionally and irrevocably guaranteed on a senior unsecured basis by PepsiCo, with such guarantee becoming effective on the guarantee commencement date as described in “Guarantee,” except that, under the circumstances described in “Guarantee,” PepsiCo’s guarantee may not become effective or may become effective as to less than all of the principal of and interest and premium, if any, on the notes.

The terms of PepsiCo’s guarantee of the notes, including the scheduled guarantee commencement date, are intended to preserve the structure of our and PBG’s separation from PepsiCo in March 1999. In connection with the separation, PepsiCo guaranteed some of our indebtedness.

We will not be required to make mandatory redemption or sinking fund payments prior to the maturity of the notes.

Principal, Maturity and Interest

The notes are being issued in an aggregate principal amount of $1,300,000,000 and will mature on March 15, 2014. Each note will bear interest at the rate of 6.95% per annum. We will pay interest on the notes semi-annually in arrears on each March 15 and September 15, beginning March 15, 2009, to holders of record on the 15th day (whether or not a business day) that precedes such interest payment date.

Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and no interest will accrue for the intervening period. Principal of and interest and premium, if any, on the notes will be payable at our office or agency maintained for this purpose within New York City or, at our option, payment of interest on the notes may be made through The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, to the holder thereof. Until we otherwise designate, our office or agency in New York City will be the office of the trustee maintained for this purpose. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.

Notwithstanding the foregoing paragraph, payments of principal and interest and premium, if any, with respect to the notes represented by one or more global notes will be made to DTC, or the nominee of DTC, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent for the notes will have any responsibility or liability for any aspect of the records relating to, or for payments made on account of, beneficial ownership interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We expect that, immediately upon receipt of any payment of principal of and interest or premium, if any, with respect to the notes represented by a global note, DTC will credit each participant’s account with the amount of such payment that is proportionate to its respective ownership interest in the principal amount of such global note (as shown on the records of DTC). Payments by participants to persons who hold beneficial interests in such global note through such participants will be the responsibility of such participants. We refer you to “Book Entry; Delivery and Form” below.

Additional Notes

We and PepsiCo, acting together, may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes that we are offering and otherwise similar in all respects to the notes (except for the issue price and the issue date) so that those additional notes will be consolidated and form a single series with the notes that we are offering. The additional notes shall be fungible with the notes we are offering for United States federal tax purposes.

Optional Redemption

We may redeem the notes at our option, with the prior consent of PepsiCo, and in accordance with the provisions of the indenture, at any time in whole or from time to time in part, on giving not less than 30 nor more than 60 days’ notice prior to the redemption date at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•	as determined by one of the Reference Treasury dealers appointed by us, the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury rate, as defined below, plus 50 basis points;

plus, in either of the above cases, whichever is applicable, accrued and unpaid interest on the notes being redeemed to, but not including, the redemption date.

In the event that:

•	the redemption date is after the guarantee commencement date (in the event such date occurs);

•	PepsiCo’s guarantee is for less than all of principal of and interest and premium, if any, on the notes; and

•	we default in the payment of the redemption price on the redemption date; then the amount of payment of the redemption price each holder of the notes is entitled to receive from PepsiCo under PepsiCo’s guarantee will be limited to the partial guarantee percentage of the redemption price payable on such holder’s notes as more fully described under “Guarantee — Partial Guarantee” below. A replacement note in the principal amount equal to the portion of the principal of the note that was not redeemed because PepsiCo’s guarantee was a partial guarantee and because we defaulted in the payment of the redemption price on the redemption date would be issued in the name of the holder of the notes, upon cancellation of the original note. Any such replacement note would not be guaranteed by PepsiCo and would be solely our obligation.

The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Treasury rate” means, with respect to any redemption date for the notes:

•	the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable Treasury issue. If no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the comparable Treasury issue will be calculated, and the Treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or

•	if the foregoing statistical release (or any successor statistical release) is not published during the week preceding the date of calculation of the redemption price or does not contain such yields, then the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable Treasury issue, calculated using a price for the comparable Treasury issue (expressed as a percentage of its principal amount) equal to the comparable Treasury price for such redemption date will be used.

The Treasury rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury issue” means the United States Treasury security selected by one of the Reference Treasury dealers appointed by us as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury price” means with respect to any redemption date for the notes:

•	the average of four Reference Treasury dealer quotations for such redemption date, after excluding the highest and lowest such Reference Treasury dealer quotations; or

•	if the trustee obtains fewer than four such Reference Treasury dealer quotations, the average of all such quotations.

“Reference Treasury dealer” means Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each of which we refer to as a primary Treasury dealer); provided, however, that if any of the foregoing ceases to be a primary Treasury dealer, we will substitute therefor another primary Treasury dealer.

“Reference Treasury dealer quotations” means, with respect to each Reference Treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable Treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

We will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes, or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

Events of Default and Remedies

Events of Default in Respect of Us.

The indenture provides that the occurrence of any of the following events from the date of issuance of the notes constitutes an event of default with respect to the notes under the indenture:

•	our failure to make any payment, when due, of principal of or premium, if any, on the notes;

•	our failure to make any payment, when due, of interest on the notes for 30 days (unless PepsiCo shall have made such payment before the expiration of such 30-day period);

•	our failure to observe or perform any of our other covenants or warranties under the indenture for the benefit of the holders of the notes that continues for 90 days after written notice is given to us;

•	certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us); and

•	the acceleration of maturity of any debt of PBG or the debt of any of PBG’s restricted subsidiaries (including us), other than the notes, having a then outstanding principal amount in excess of $75 million by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing such debt or the failure to pay at the stated maturity (and the expiration of any grace period) any debt of PBG or the debt of any of PBG’s restricted subsidiaries (including us) having a then outstanding principal amount in excess of $75 million.

Events of Default in Respect of PepsiCo.

The indenture provides that the occurrence of any of the following events with respect to PepsiCo after the guarantee commencement date (in the event such date occurs) constitutes an event of default under the indenture and the notes:

•	PepsiCo’s failure to observe or perform any of its covenants or warranties under the indenture for the benefit of the holders of the notes that continues for 90 days after written notice is given to PepsiCo;

•	certain events of bankruptcy, insolvency or reorganization with respect to PepsiCo; and

•	the guarantee of the notes ceasing to be in full force and effect or PepsiCo (or any successor guarantor) denying or disaffirming its obligations under the guarantee of the notes.

A default under any indebtedness of PepsiCo other than the guarantee of the notes will not constitute an event of default under the indenture.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us)) occurs and is continuing, then either the trustee or the holders of a majority in aggregate principal amount of the outstanding notes may declare the principal of and interest on the outstanding notes to be immediately due and payable by notice in writing to us (and to the trustee if given by holders of a majority in aggregate principal amount of the outstanding notes). If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us) occurs, then the principal of and interest on all the notes as of the date of such event of default will become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the notes. However, at any time before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, declarations of acceleration may be rescinded or annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding notes by written notice to us and the trustee, with certain exceptions, as described below.

The indenture requires the trustee to give to the holders of the notes notice of all uncured defaults known to the trustee within 90 days after the occurrence of such default (the term “default” used here includes the events of default summarized above, exclusive of any grace period or requirement that notice of default be given); provided, however, that except in the case of a default in the payment of principal of or interest or premium, if any, on the outstanding notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding notes.

No holder of any notes may institute any action under the indenture, unless and until:

•	such holder has given the trustee written notice of a continuing event of default;

•	the holders of a majority in aggregate principal amount of the outstanding notes have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders has or have offered the trustee such indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding notes.

The holders of a majority in aggregate principal amount of the outstanding notes will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the notes. The indenture provides that if an event of default has occurred and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The indenture further provides that the trustee will not be required to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the indenture, if the trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all the notes, waive any past default with respect to the notes, except a default not already cured in the payment of any principal of or interest or premium, if any, on any notes, or in respect of a covenant or provision in the indenture that cannot be modified without the consent of the holder of each outstanding note. We refer you to “Modification of the Indenture” below.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate signed by certain of our officers stating whether such officers have obtained knowledge of any default with respect to us and, if such officer has obtained such knowledge of any default, specifying each such default of which the signer has knowledge and the nature thereof. PepsiCo is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate signed by certain of PepsiCo’s officers stating whether such officers have obtained knowledge of any default with respect to PepsiCo and, if such officer has obtained such knowledge of any default, specifying each such default of which the signer has knowledge and the nature thereof.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on liens.

Limitation on liens applicable to us.  The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a mortgage, pledge or lien, which we refer to collectively as liens, on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or such restricted subsidiary secures or we cause such restricted subsidiary to secure all the outstanding notes (and any of our or such restricted subsidiary’s other debt, at our option or such restricted subsidiary’s option, as the case may be, not subordinate to the notes), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

(1) liens existing prior to the issuance of the notes;

(2) liens on property of or shares of stock of (or other interests in) any entity existing at the time such entity becomes our restricted subsidiary;

(3) liens on property of or shares of stock of (or other interests in) any entity existing at the time of acquisition of such shares (or other interest) or property (including acquisition through merger or consolidation);

(4) liens securing indebtedness incurred to finance all or any part of the purchase price of property or the cost of construction on such property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such lien and the indebtedness secured thereby are incurred within 365 days after the later of (a) acquisition of such property or the completion of construction (or addition, repair, alteration or improvement) thereon and (b) the commencement of full operation thereof;

(5) liens in favor of us or any of our restricted subsidiaries;

(6) liens in favor of, or required by contracts with, governmental entities; or

(7) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (6), provided that in the case of a lien permitted under clause (1), (2), (3), (4) or (5), the debt secured is not increased nor the lien extended to any additional assets.

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of exempted debt does not exceed 15% of our consolidated net tangible assets.

These restrictions on secured debt do not apply to PBG. The indenture does not restrict PBG from incurring secured debt (including debt secured by our membership interests), and upon such incurrence, PBG is not required to secure the notes equally and ratably with such secured debt.

Limitation on liens applicable to PepsiCo.  The indenture also provides that, from the guarantee commencement date (in the event such date occurs), PepsiCo will not, and will not permit any of its restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of its restricted subsidiaries unless PepsiCo or such restricted subsidiary secures or causes such restricted subsidiary to secure the guarantee of the notes (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the guarantee of the notes), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

(1) any lien existing prior to the guarantee commencement date;

(2) any lien on property of or shares of stock of (or other interests in) any entity existing at the time such entity becomes PepsiCo’s restricted subsidiary;

(3) any liens on property or shares of stock of (or other interests in) any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 365 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such shares (or other interests);

(4) any liens in favor of PepsiCo or any of its restricted subsidiaries;

(5) any liens in favor of, or required by contracts with, governmental entities; or

(6) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).

Notwithstanding the foregoing, PepsiCo or any of its restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of its restricted subsidiaries if, after giving effect thereto, the aggregate amount of such debt does not exceed 15% of PepsiCo’s consolidated net tangible assets.

The indenture does not restrict the transfer by PepsiCo of a principal property to an unrestricted subsidiary of PepsiCo or the ability of PepsiCo to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if PepsiCo were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would PepsiCo be required, upon such incurrence, to secure the guarantee of the notes equally and ratably with such secured debt.

Definitions.  The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Consolidated net tangible assets” means, with respect to us or PepsiCo, the total book value of our assets and our subsidiaries’ assets, or PepsiCo’s assets and its subsidiaries’ assets, as the case may be, minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	the book value of assets resulting from write-ups of capital assets of us and our subsidiaries or of PepsiCo and its subsidiaries, as the case may be (except write-ups in connection with accounting for acquisitions in accordance with generally accepted accounting principles in the United States, or U.S. GAAP);

•	all current liabilities of ours and our subsidiaries or of PepsiCo and its subsidiaries, as the case may be (excluding any intercompany liabilities); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, as set forth on the latest quarterly or annual consolidated balance sheet, prepared in accordance with U.S. GAAP of us and our subsidiaries or of PepsiCo and its subsidiaries, as the case may be.

“Debt” means, with respect to us, any of our indebtedness for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case that would appear on our consolidated balance sheet as a liability.

“Debt” means, with respect to PepsiCo, any indebtedness of PepsiCo for borrowed money.

“Exempted debt” means, with respect to us, the sum, without duplication, of the following items outstanding as of the date exempted debt is being determined:

•	debt incurred after the date of the indenture and secured by liens created or assumed or permitted to exist on any principal property or on any shares of stock of any of our restricted subsidiaries, other than debt secured by liens described in clauses (1) through (7) under “Limitation on liens applicable to us”; and

•	our and our restricted subsidiaries’ attributable debt in respect of all sale and lease-back transactions with regard to any principal property, other than sale and lease-back transactions permitted under the second paragraph under “Limitation on sale and lease-back transactions” below.

“Principal property” means, with respect to us, any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our subsidiaries located in the 50 states of the United States of America, the District of Columbia or Puerto Rico other than a plant, warehouse, office building, or portion thereof that, in the opinion of our managing directors evidenced by a resolution, is not of material importance to the business conducted by us and our subsidiaries taken as an entirety.

“Principal property” means, with respect to PepsiCo, any single manufacturing or processing plant, office building or warehouse owned or leased by PepsiCo or any of its restricted subsidiaries located in the 50 states of the United States of America, the District of Columbia or Puerto Rico other than a plant, warehouse, office building or portion thereof which, in the opinion of PepsiCo’s board of directors evidenced by a resolution, is not of material importance to the business conducted by PepsiCo and its restricted subsidiaries taken as an entirety.

“Restricted subsidiary” of us or PBG means any current or future subsidiary (1) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the 50 states of the United States of America, the District of Columbia or Puerto Rico and which is not a foreign corporation and (2) which owns or leases any principal property.

“Restricted subsidiary” of PepsiCo means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of PepsiCo.

“Subsidiary” of any specified entity means any entity at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by the specified entity or by one or more of its subsidiaries, or both.

“Unrestricted subsidiary” of PepsiCo means any subsidiary of PepsiCo (not at the time designated as PepsiCo’s restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), (3) substantially all of the property of which is located, or substantially all of the business of which is carried on, outside of the 50 states of the United States of America, the District of Columbia and Puerto Rico, (4) that is a foreign corporation or (5) designated as an unrestricted subsidiary by PepsiCo’s board of directors.

Limitation on sale and lease-back transactions.  The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, sell or transfer, directly or indirectly, except to us or any of our restricted subsidiaries, any principal property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued.

These restrictions will not, however, apply, and we or any of our restricted subsidiaries may sell a principal property and lease it back for a longer period:

•	if we or such restricted subsidiary would be entitled, pursuant to the covenant applicable to us or such restricted subsidiary, as the case may be, described under “Limitations on liens applicable to us” above, to create a lien on the property to be leased securing debt in an amount equal to the attributable debt with respect to the sale and lease-back transaction, without equally and ratably securing the outstanding notes; or

•	if:

(1) we promptly inform the trustee of such transactions;

(2) the net proceeds of such transactions are at least equal to the fair value (as determined by a resolution of our managing directors) of such property; and

(3) we cause an amount equal to the net proceeds of the sale to be applied either

(a) to the retirement (whether by redemption, cancellation after open-market purchases, or otherwise), within 365 days after receipt of such proceeds, of funded debt (which need not include the notes) having an outstanding principal amount equal to such net proceeds; or

(b) to the purchase or acquisition (or in the case of property, the construction) of property or assets used in our or any of our restricted subsidiaries’ businesses within 365 days after receipt of such proceeds.

Notwithstanding the foregoing paragraph, we or any of our restricted subsidiaries may enter into sale and lease-back transactions in addition to those permitted by this limitation, and without any obligation to retire any outstanding funded debt or to purchase property or assets, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, the aggregate amount of exempted debt does not exceed 15% of our consolidated net tangible assets.

These restrictions on sale and lease-back transactions do not apply to PBG or PepsiCo.

“Attributable debt” for a lease, as used in the above description, means the aggregate of present values (discounted at a rate per annum equal to the weighted average interest rate borne by the notes and any other outstanding debt securities under the indenture and compounded semiannually) of our or any of our restricted subsidiaries’ obligations for net rental payments during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges. Attributable debt may be reduced by the present value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the leased property.

“Funded debt” means all debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at our option, beyond one year from its creation.

Consolidation, merger or transfer.

Consolidation, merger, conveyance or transfer applicable to us.  The indenture provides that we may consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company) that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia, and may permit any such entity to consolidate with or merge into us or to transfer or lease all or substantially all of its assets to us; provided that:

•	we will be the surviving entity or, if not, that the successor will expressly assume by a supplemental indenture the due and punctual payment of principal of and interest and premium, if any, on the notes and the performance of every covenant of the indenture to be performed or observed by us;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease complies with the indenture.

In the event of any such consolidation, merger, transfer or lease, any such successor will succeed to and be substituted for us as issuer on the notes with the same effect as if it had been named in the indenture as the issuer.

Consolidation, merger, conveyance or transfer applicable to PepsiCo.  The indenture provides that PepsiCo may consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•	PepsiCo will be the surviving entity or, if not, that the successor will be an entity that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture the obligations of PepsiCo under the indenture and the guarantee and the performance of every covenant of the indenture to be performed or observed by PepsiCo;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	PepsiCo will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease complies with the indenture. In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for PepsiCo as guarantor on the notes with the same effect as if it had been named in the indenture as guarantor.

The above provision will cease to apply to PepsiCo if PepsiCo’s guarantee does not become effective and the guarantee commencement date does not occur as described in “Guarantee — No Guarantee” below.

Reports to holders.  We and PepsiCo will comply with the provisions of Section 314(a) and 314(c) of the Trust Indenture Act.

Satisfaction and Discharge; Defeasance of Covenants

The indenture will be discharged with respect to the notes and will cease to be of further effect as to all notes (except as to certain surviving rights of transfer or exchange of the notes) and the trustee, on our demand and at our expense, will execute proper instruments acknowledging the discharge of the indenture, when:

•	either

(1) all notes authenticated and delivered (except mutilated, lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation; or

(2) all notes not delivered to the trustee cancelled or for cancellation (a) have become due and payable, (b) will become due and payable within one year or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us; and in any of the cases described in (2) (a), (b) or (c) above, we have deposited irrevocably with the trustee sufficient U.S. dollars or U.S. governmental securities to pay and discharge the principal of and interest and premium, if any, and any other sums due on the notes to the date of such deposit (in the case of notes that have become due and payable), or to maturity or redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable by us with respect to the notes under the indenture;

•	in the event of a deposit or defeasance in the cases described in clause (2) above, no event of default or event which with notice or lapse of time would become an event of default with respect to the notes has occurred and is continuing with respect to such notes on the date of such deposit;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the notes have been complied with, and, in the event of a deposit or defeasance in the cases described in clause (2) above, in the case of the opinion of counsel, stating:

(1) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

(2) such deposit and defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we are a party.

The indenture also provides that, at our option, we will be discharged from any and all obligations with respect to the notes on the 123rd day after our satisfaction of the conditions described below (except for certain obligations with respect to the registration, transfer and exchange of notes to replace any such notes that have been stolen, lost, mutilated or destroyed, to maintain paying agencies, to deposit moneys sufficient to pay and discharge such notes, to hold moneys for payment in trust in respect of such notes and to compensate and reimburse the trustee), and PepsiCo will be discharged from any and all obligations with respect to its guarantee of the notes, which we refer to as legal defeasance, or we and PepsiCo need not comply with certain covenants of the indenture applicable to us or PepsiCo, as the case may be, with respect to the notes (including those described in “Certain Covenants” above), which we refer to as covenant defeasance, in each case:

•	if we or PepsiCo shall have deposited, or caused to be deposited, irrevocably with the trustee sufficient U.S. dollars or U.S. government securities to pay and discharge the principal of and interest and premium, if any, and any other sums due on the notes to the date of such deposit (in the case of notes that have become due and payable), or to maturity or redemption, as the case may be;

•	no event of default or event which with notice or lapse of time would become an event of default with respect to the notes has occurred and is continuing with respect to the notes on the date of such deposit;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent to legal or covenant defeasance, as the case may be, have been complied with, and, in the case of the opinion of counsel, stating that:

(1) such deposit and defeasance will not cause the holders of such notes to recognize income, gain or loss for federal income tax purposes as a result of our exercise of such option and such holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised (and, in the case of legal defeasance only, such opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related Treasury regulations after the date of the indenture); and

(2) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

•	with respect to legal defeasance only, 123 days will have passed during which no event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us, PepsiCo or any of our restricted subsidiaries has occurred.

Modification of the Indenture

In general, our rights and obligations and the rights of the holders under the indenture may be modified if the holders of a majority in aggregate principal amount of notes and any other outstanding debt securities under the indenture (voting as a class) affected by the modification consent to it. However, the indenture provides that, unless each affected holder of the notes agrees, the amendment cannot:

•	change the maturity date, reduce the principal amount or any amount of interest we or PepsiCo have to pay, change the method of computing the interest, change any place of payment, change the currency in which we or PepsiCo have to make any payment of principal of or interest or premium, if any, or impair any right of a holder to bring suit for payment;

•	reduce the percentage of the principal amount of notes whose holders must consent to an amendment or waiver; or

•	make any change to the provisions of the indenture concerning modification contained in this paragraph or waivers of defaults or events of default by holders of the notes, except to increase any required percentage of holders set forth in such provision.

We, PepsiCo and the trustee may amend the indenture without the consent of any of the holders of the notes to:

(1) evidence the succession of another entity to us or PepsiCo in accordance with the provisions of the indenture;

(2) add to our or PepsiCo’s covenants;

(3) surrender any of our or PepsiCo’s rights or powers;

(4) cure any ambiguity or defect, correct or supplement any provision of the indenture which may be inconsistent with any other provisions of the indenture;

(5) add any provisions expressly permitted by, or required to qualify the indenture under, the Trust Indenture Act;

(6) comply with the Trust Indenture Act as then in effect;

(7) evidence and provide for the acceptance of a successor trustee;

(8) add to the rights of the holders of the notes;

(9) provide for the issuance of and establish the form or forms and terms and conditions of any series of debt securities as permitted by the indenture;

(10) establish additional events of default; and

(11) to conform the indenture to this “Description of the Notes and the Guarantee,”

provided that no modification may be made with respect to the matters described in clause (2), (3), (4), (8) or (10) above, if to do so would adversely affect the interests of the holders of any outstanding notes.

Guarantee

Definitions.  The following are definitions of some terms used in this description of PepsiCo’s unconditional and irrevocable guarantee of the notes and the circumstances under which the guarantee may not become effective or may become effective as to less than all of the principal of and interest and premium, if any, on the outstanding notes. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Guarantee commencement date” means, in the event PepsiCo’s guarantee becomes effective, the date that is one business day prior to the 2009 notes payment date.

“Partial guarantee percentage” means a fraction, expressed as a percentage, the numerator of which is the aggregate principal amount of the notes outstanding on the 2009 notes payment date minus the principal amount of the 2009 notes that PepsiCo has determined in good faith that it is likely to have to pay on the

2009 notes payment date under the 2009 notes guarantee and that is specified in PepsiCo’s notice given to us and the trustee by 5:00 p.m., New York City time, on the 2009 notes payment deposit date, and the denominator of which is the aggregate principal amount of the notes outstanding on the 2009 notes payment date.

“2009 notes” means our outstanding $1.3 billion 5 5/8% senior notes due 2009 guaranteed by PepsiCo.

“2009 notes guarantee” means PepsiCo’s unconditional and irrevocable guarantee of the 2009 notes.

“2009 notes payment date” means February 17, 2009 or, if earlier, the date scheduled for payment of (1) the redemption price of the 2009 notes (in the event of a redemption in whole) or (2) the principal of and interest and premium, if any, on the 2009 notes (in the event of acceleration).

“2009 notes payment deposit date” means the date that is two business days prior to the 2009 notes payment date.

“2009 notes trustee” means The Bank of New York Mellon, in its capacity as the trustee under the indenture relating to the 2009 notes or its successor under that indenture.

When we use the term “business day,” we mean any day that is not a Saturday, Sunday or any other day that is not a legal holiday or on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Full Guarantee.  In the event that:

•	we have deposited irrevocably with the 2009 notes trustee, prior to the 2009 notes payment deposit date, sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on the 2009 notes payment date; or

•	(1) we have not deposited irrevocably with the 2009 notes trustee, prior to the 2009 notes payment deposit date, sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on the 2009 notes payment date; and (2) PepsiCo has not delivered to us and the trustee a written notice by 5:00 p.m., New York City time, on the 2009 notes payment deposit date, stating that PepsiCo has determined in good faith that it is likely to have to pay some or all of the principal of the 2009 notes on the 2009 notes payment date under the 2009 notes guarantee; then beginning on the guarantee commencement date, PepsiCo will unconditionally and irrevocably guarantee, on a senior unsecured basis, the payment of principal of and interest and premium, if any, on the notes when due and payable, whether at maturity, by acceleration, redemption or otherwise (and in the case of any extension of time of payment or renewal of any notes under the indenture or the notes, the payment of the same when due and payable in accordance with the terms of such extension or renewal).

Partial Guarantee.  In the event that:

•	we have not deposited irrevocably with the 2009 notes trustee prior to the 2009 notes payment deposit date, sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on the 2009 notes payment date; and

•	PepsiCo has delivered to us and the trustee a written notice by 5:00 p.m., New York City time, on the 2009 notes payment deposit date, stating that PepsiCo has determined in good faith that it is likely to have to pay some but not all of the principal of the 2009 notes on the 2009 notes payment date under the 2009 notes guarantee; then beginning on the guarantee commencement date, PepsiCo will unconditionally and irrevocably guarantee, on a senior unsecured basis, the payment of the partial guarantee percentage of each of the principal of and interest and premium, if any, on the notes when due and payable, whether at maturity, by acceleration, redemption or otherwise (and in the case of any extension of time of payment or renewal of any notes under the indenture or the notes, the payment of such amount when due and payable in accordance with the terms of such extension or renewal).

Payment upon Maturity, Redemption or Acceleration.  If we default in the payment of principal of and interest and premium, if any, on the outstanding notes upon maturity, redemption, acceleration or otherwise, in each case, on or after the guarantee commencement date, then the amount of payment each holder of the notes is entitled to receive from PepsiCo under PepsiCo’s guarantee will be the product of (1) the partial guarantee percentage, in the case of a partial guarantee, or 100% in the case of a full guarantee, and (2) the amount of principal of and interest and premium, if any, due and payable on such holder’s notes.

A replacement note in the principal amount equal to the portion of the principal of the note that was not paid or redeemed because PepsiCo’s guarantee was a partial guarantee and because we defaulted in the payment of principal of and interest and premium, if any, on the note upon maturity, redemption, acceleration or otherwise will be issued in the name of the holder of such notes upon cancellation of the original note. Any such replacement notes would not be guaranteed by PepsiCo and would solely be our obligation.

Interest Payment without Acceleration.  In the event that:

•	we fail to make an interest payment on any scheduled interest payment date occurring on or after the guarantee commencement date (in the event that such date occurs); but

•	holders of a majority in aggregate principal amount of the outstanding notes do not accelerate the principal of and interest on all the notes; then holders of the notes will have the benefit of PepsiCo’s guarantee with respect to the payment of such interest payment. The amount of payment each holder of the notes will be entitled to receive from PepsiCo under PepsiCo’s guarantee will be the product of (1) the partial guarantee percentage, in the case of a partial guarantee, or 100% in the case of a full guarantee, and (2) the amount of such interest payment. PepsiCo will continue unconditionally and irrevocably to guarantee, on a senior unsecured basis, the payment of the partial guarantee percentage or 100% of each of the principal of and remaining interest (excluding the portion of the interest payment that we failed to make and that was not paid or payable by PepsiCo under PepsiCo’s guarantee) and premium, if any, on the notes when due and payable, whether at maturity, by acceleration, redemption or otherwise (and in the case of any extension of time of payment or renewal of any notes under the indenture or the notes, the payment of such amount when due in accordance with the terms of such extension or renewal).

No Guarantee.  PEPSICO’S OBLIGATIONS UNDER THE GUARANTEE WILL ONLY BECOME EFFECTIVE IF AND WHEN A GUARANTEE COMMENCEMENT DATE OCCURS. ACCORDINGLY, IN THE EVENT THAT:

•	prior to any scheduled guarantee commencement date, we fail to pay principal of, interest or premium, if any, on the notes or any of our other monetary obligations under the indenture or the notes whether upon acceleration, redemption or otherwise;

•	prior to any scheduled guarantee commencement date, any other event of default with respect to the indenture and the notes occurs or any default or other event which, with the giving of notice or passage of time, would constitute an event of default with respect to the indenture or the notes occurs; or

•	(1) we have not deposited irrevocably with the 2009 notes trustee, prior to the 2009 notes payment deposit date, sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on the 2009 notes payment date; and (2) PepsiCo has delivered to us and the trustee a written notice by 5:00 p.m., New York City time, on the 2009 notes payment deposit date, stating that PepsiCo has determined in good faith that it is likely to have to pay the full principal of the 2009 notes on the 2009 notes payment date under the 2009 notes guarantee; then

PEPSICO’S GUARANTEE WILL NOT BECOME EFFECTIVE, AND NO GUARANTEE COMMENCEMENT DATE WILL OCCUR. Accordingly, the holders of the notes or the trustee will not have the benefit of

PepsiCo’s guarantee or have any rights against PepsiCo under the indenture, the notes or the guarantee. Instead, holders of the notes or the trustee will only be able to exercise any of their respective rights under the indenture and the notes against us.

For illustrative purposes, we are providing you with the following five hypothetical examples. These hypothetical examples assume that the notes will be issued in a single tranche.

EXAMPLE 1 (FULL GUARANTEE):  Prior to February 12, 2009, we deposit with the 2009 notes trustee sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on February 17, 2009, the scheduled maturity date of the 2009 notes. PepsiCo’s guarantee of the notes becomes effective in full on February 13, 2009. We elect to redeem all of the outstanding notes and provide a notice of such redemption to the holders of the notes on January 30, 2009. The redemption date is scheduled for March 15, 2009. We fail to make the redemption payment on March 15, 2009. Since the redemption date and the redemption payment default occur after the guarantee commencement date, holders of the notes would have the benefit of PepsiCo’s full guarantee with respect to the redemption price.

EXAMPLE 2 (FULL GUARANTEE):  We fail to deposit with the 2009 notes trustee prior to February 12, 2009 sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on February 17, 2009. PepsiCo does not provide us and the trustee with a written notice prior to 5:00 p.m., New York City time, on February 12, 2009, setting forth the amount that PepsiCo had determined in good faith that it is likely to have to pay on the 2009 notes on February 17, 2009 under the 2009 notes guarantee. PepsiCo’s guarantee of the notes becomes effective in full on February 13, 2009. We fail to make the principal and interest payment on the 2009 notes on February 17, 2009, which triggers an event of default under the notes. Holders of a majority in aggregate principal amount of the outstanding notes accelerate the payment of the principal of and interest on the notes to March 1, 2009. We fail to make the accelerated payment of principal of and interest on the notes on March 1, 2009. Since the accelerated payment default occurs after the guarantee commencement date, holders of the notes would have the benefit of PepsiCo’s full guarantee with respect to the accelerated payment of the principal of and interest on the notes.

EXAMPLE 3 (PARTIAL GUARANTEE):  We fail to deposit with the 2009 notes trustee prior to February 12, 2009 sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on February 17, 2009. PepsiCo provides us and the trustee with a written notice on February 12, 2009, stating that PepsiCo has determined in good faith that it is likely to have to pay on February 17, 2009 $910 million of the principal amount of the 2009 notes then outstanding under the 2009 notes guarantee. PepsiCo’s guarantee of the notes (assumed to be $1.3 billion for the purposes of this Example 3) becomes effective on February 13, 2009 but only to the extent of the partial guarantee percentage (which is 30% for the purpose of this Example 3) of each of the principal of and interest and premium, if any, on the notes.

•	Thereafter, we fail to make the payment of principal of and interest on the notes on the maturity date. For purposes of this Example 3, it is assumed that an aggregate of $1.3 billion of principal of and an aggregate of $32.5 million of interest on the notes are due and payable on the maturity date (assuming for the purposes of this Example 3 an interest rate of 5.0% per annum). Since our payment default occurs after the guarantee commencement date, holders of the notes would have the benefit of PepsiCo’s partial guarantee, but only to the extent of $399,750,000 (which amount is the partial guarantee percentage, or 30%, of $1,332,500,000, the aggregate amount of principal of and interest on the notes due and payable on the maturity date). The amount of payment each holder of the notes holding $1,000,000 in principal amount of the notes would be entitled to receive from PepsiCo under PepsiCo’s partial guarantee would be $307,500 (which amount is the partial guarantee percentage, or 30%, of $1,025,000, the aggregate amount of principal of and interest on such holder’s notes due and payable on the maturity date).

•	We fail to make our $32.5 million semi-annual interest payment that became due and payable on March 15, 2010, but the holders of a majority in aggregate principal amount of the outstanding notes do not accelerate the principal of and interest and premium, if any, on the notes. Holders of the notes would have the benefit of PepsiCo’s partial guarantee with respect to the payment of such interest.

(1) A hypothetical holder of $1,000,000 of principal amount of the notes would be entitled, under PepsiCo’s partial guarantee, to receive from PepsiCo $7,500 (which amount is the partial guarantee percentage, or 30%, of $25,000, the interest due and payable on such holder’s notes on March 15, 2010).

(2) Each holder of the notes would continue to have the benefit of PepsiCo’s partial guarantee of the partial guarantee percentage of the principal of and interest and premium, if any, on such holder’s notes (other than $17,500, which amount is the interest amount that we failed to make and that was not paid by PepsiCo under PepsiCo’s guarantee, as described in the preceding paragraph (1)).

EXAMPLE 4 (NO GUARANTEE):  We file for bankruptcy proceedings on February 1, 2009. Since an event of default under the indenture and the notes occurs prior to the scheduled guarantee commencement date (which is assumed to be February 13, 2009 for the purpose of this Example 4), PepsiCo’s guarantee of the notes would not become effective, and no guarantee commencement date would occur. Neither holders of the notes nor a bankruptcy trustee would have the benefit of PepsiCo’s guarantee or have any rights under the indenture, the notes or the guarantee against PepsiCo, despite the continuation of the bankruptcy proceedings on and after the scheduled guarantee commencement date.

EXAMPLE 5 (NO GUARANTEE):  We fail to deposit with the 2009 notes trustee prior to February 12, 2009 sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on February 17, 2009. PepsiCo provides us and the trustee with a written notice on February 12, 2009, stating that PepsiCo has made a good faith determination that it is likely to have to pay the full principal of the 2009 notes on February 17, 2009 under the 2009 notes guarantee. We fail to make the payment of principal of and interest on the 2009 notes on February 17, 2009, which triggers an event of default. As a result, holders of a majority in aggregate principal amount of the outstanding notes accelerate the principal of and interest on all the notes on March 1, 2009. Since PepsiCo’s guarantee of the notes would not become effective and no guarantee commencement date would occur, holders of the notes would not have the benefit of PepsiCo’s guarantee or have any rights under the indenture, the notes or the guarantee against PepsiCo. Instead, holders of the notes would only be able to exercise their rights under the indenture and the notes against us.

We will use reasonable best efforts to give written notice to PepsiCo no earlier than 15 and no later than five business days prior to the 2009 notes payment deposit date indicating our intention (or, if applicable, stating our lack of such an intention) to deposit irrevocably with the 2009 notes trustee, prior to the 2009 notes payment deposit date, sufficient cash in immediately available funds to pay in full the principal of and interest and premium, if any, that will become due and payable on the 2009 notes on the 2009 notes payment date; and such notice will specify the amount of cash to be irrevocably deposited for such purpose with the 2009 notes trustee.

On and after the guarantee commencement date (if such date occurs), the guarantee will rank on an equal basis with all of PepsiCo’s other existing and future senior unsecured obligations and senior to all of PepsiCo’s existing and future subordinated indebtedness. As of September 6, 2008, PepsiCo had approximately $7.7 billion of indebtedness and had certain guarantees and commercial commitments in the ordinary course of business. The most significant of these guarantees or commitments is PepsiCo’s unconditional guarantee of $2.3 billion of our long-term debt. Except for the limitation on secured indebtedness (including secured guarantees) by PepsiCo and its restricted subsidiaries described in “Certain Covenants” above, there are no covenants in the indenture limiting or restricting PepsiCo or its subsidiaries from incurring or issuing additional indebtedness (including guarantees).

PepsiCo will give notice to the holders of the notes and the trustee as to whether the guarantee commencement date has occurred, and if such date has occurred, whether the guarantee is full or partial, and if partial, the partial guarantee percentage, in accordance with the provisions of the indenture.

Upon PepsiCo making any payment with respect to any obligation of ours under the indenture or the notes, PepsiCo will be subrogated to the rights of the payee against us with respect to such obligation, provided that PepsiCo may not enforce any right of subrogation with respect to such payment so long as any amount payable by us under the indenture or the notes remain unpaid.

Concerning the Trustee

The Bank of New York Mellon, the trustee under the indenture, is also the trustee under other indentures under which unsecured debt of ours and of our subsidiaries and of PepsiCo and of its subsidiaries is outstanding, has from time to time made loans to us, PBG and PepsiCo and their respective subsidiaries or affiliates and has performed other services for us, PBG and PepsiCo and their respective subsidiaries or affiliates in the normal course of its business, including investment banking, commercial banking and other financial services, for which it has received and will receive compensation.

Notices

Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

Governing Law

The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry; Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream, and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Unless otherwise specified in a prospectus supplement, the notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•	all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear has agreed to the foregoing procedures in order to facilitate transfers of notes among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•	we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the indenture; or

•	we, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

This section summarizes the material U.S. tax consequences to holders of notes. It represents the views of our tax counsel, Cravath, Swaine & Moore LLP. However, the discussion is limited in the following ways:

•	The discussion only covers you if you buy your notes in the initial offering.

•	The discussion only covers you if you hold your notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

•	The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of notes.

•	The discussion does not cover you if you are a partner in a partnership (or entity treated as a partnership for U.S. tax purposes). If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the Internal Revenue Service, or the IRS, on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying notes, we suggest that you consult your tax advisor about the tax consequences of holding the notes in your particular situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” A “U.S. Holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation, or entity taxable as a corporation for U.S. federal income tax purposes, that was created under U.S. law (federal or state); or

•	an estate or trust whose world-wide income is subject to U.S. federal income tax.

Interest

•	If you are a cash method taxpayer (including most individual holders), you must report interest on the notes in your income when you receive it.

•	If you are an accrual method taxpayer, you must report interest on the notes in your income as it accrues.

Sale or Retirement of Notes

On your sale or retirement of your note:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the note. Your tax basis in the note is your cost, subject to certain adjustments.

•	Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the note for more than one year. For an individual, the maximum tax rate on long term capital gains is 15% for taxable years before 2011.

•	If you sell the note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income, to the extent not previously included in income, and not as sale proceeds.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•	Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your notes, unless an exemption applies.

•	Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•	If you are subject to these requirements but do not comply, the intermediary must withhold at a rate currently equal to 28% of all amounts payable to you on the notes (including principal payments). This is called “backup withholding.” If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is:

•	an individual that is a nonresident alien;

•	a corporation, or entity taxable as a corporation for U.S. federal income tax purposes, created under non-U.S. law; or

•	an estate or trust that is not taxable in the United States on its worldwide income.

Withholding Taxes

Generally, payments of principal and interest on the notes will not be subject to U.S. withholding taxes.

However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements.

•	You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. Holder.

•	You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income on the notes is effectively connected with the conduct of your trade or business in the United States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•	An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary, or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes, the qualified intermediary will not generally forward this information to the withholding agent.

•	You own 10% or more of the capital or profits of the Company, are a “controlled foreign corporation” with respect to the Company, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the United States, as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

If you sell a note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that you conduct in the United States.

•	You are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the note, and certain other conditions are satisfied.

•	The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

If you hold your note in connection with a trade or business that you are conducting in the United States:

•	Any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. Holder.

•	If you are a corporation, you may be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

If you are an individual, your notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the notes were not connected to a trade or business that you were conducting in the United States and you did not own 10% or more of the voting stock of the Company.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

•	Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•	Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

European Union Tax Reporting and Withholding

Under Directive 2003/48/EC of the Council of the European Union relating to the taxation of savings income (the “Directive”), if a paying agent established in a Member State of the European Union makes a payment of interest or other similar income to an individual who is the beneficial owner of such payment and who is resident in another Member State, then the former Member State is required to provide details of such payment to the tax authorities of the latter Member State. “Paying agent” is defined broadly in the Directive as any economic operator who pays interest to, or secures the payment of interest for the immediate benefit of, the beneficial owner. For a transitional period (unless during such period they elect otherwise), Belgium, Austria and Luxembourg have opted instead to levy a withholding tax on such payments of interest or other similar income (currently at a rate of 20% but rising in 2011 to 35%), unless the beneficial owner elects instead for an exchange of information procedure. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-European Union countries to the exchange of information relating to such payments.

In addition, certain non-European Union countries (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as certain dependent or associated territories of the United Kingdom and the Netherlands, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a paying agent within their respective jurisdictions to an individual beneficial owner resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a paying agent in a Member State to an individual beneficial owner resident in one of those territories.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated October 21, 2008, we have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, the following respective principal amounts of the notes:

Principal
Amount of the
Underwriter	notes

Morgan Stanley & Co. Incorporated	$390,000,000
Deutsche Bank Securities Inc.	195,000,000
HSBC Securities (USA) Inc.	195,000,000
J.P. Morgan Securities Inc.	195,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,000,000
Banc of America Securities LLC	99,666,667
Citigroup Global Markets Inc.	99,666,666
Credit Suisse Securities (USA) LLC	99,666,667
The Williams Capital Group, L.P.	13,000,000

Total	$1,300,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of 0.35% of the principal amount of the notes. The underwriters and selling group members may allow a discount of 0.175% of the principal amount of the notes on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and other selling terms.

In connection with this offering, we will pay 0.60% per note, of underwriting discounts to the underwriters (expressed as a percentage of the principal amount of the notes). We estimate that our out-of-pocket expenses for this offering will be approximately $1.25 million. PepsiCo estimates that its out-of-pocket expenses for this offering will be approximately $450,000.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. One or more of the underwriters may make a secondary market for the notes. However, they are not obligated to do so and may discontinue any market-making activities for the notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We and PepsiCo have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.

The underwriters and their affiliates have from time to time made loans to us, PBG and PepsiCo and our respective subsidiaries or affiliates and have performed other services for us, PBG and PepsiCo and our respective subsidiaries or affiliates in the normal course of their business, including investment banking, commercial banking and other financial services, for which they have received and will receive customary compensation.

LEGAL MATTERS

Certain matters with respect to the validity of the notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain matters with respect to the validity of the guarantee will be passed upon for PepsiCo by Davis Polk & Wardwell, New York, New York and certain matters relating to North Carolina law will be passed upon for PepsiCo by Womble Carlyle Sandridge & Rice, PLLC, Research Triangle Park, North Carolina. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain legal matters for the underwriters in connection with the issuance of the notes.

PROSPECTUS

Bottling Group, LLC

Debt Securities

This prospectus relates to our offer and sale of our debt securities from time to time. The debt securities may be offered in one or more different series, each of which series will have terms and conditions distinct from the terms and conditions of each other series of debt securities offered pursuant to this prospectus. The terms and conditions of each series will be determined at the time we first offer debt securities that are a part of that series, and those terms and conditions may differ from the terms and conditions described in this prospectus. The amount of the debt securities of any series offered and the price at which those debt securities are offered will be determined at the time of each offering.

This prospectus provides you with a description of certain material terms of the debt securities we may offer pursuant to this prospectus. When we make an offering of the debt securities of one or more series, we will provide a prospectus supplement that describes the specific terms and conditions of each series of debt securities being then offered to the extent those terms and conditions are not described in this prospectus or are different from the terms and conditions described in this prospectus. In addition, information in the prospectus supplement may supplement, update or change other information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

The specific terms of the debt securities of a series being offered and the specific terms of the offering to be described in the prospectus supplement or supplements relating to those debt securities or incorporated by reference herein will include:

•	the price at which those debt securities are being offered to the public,

•	the maturity date of the debt securities of that series,

•	the interest rate or rates for the debt securities of that series, which may be fixed or variable,

•	the times for payment of principal, interest and any premium with respect to the debt securities of that series,

•	any redemption provisions of the debt securities of that series in addition to those described herein, and

•	whether the debt securities then being offered will be listed on any stock exchange.

A prospectus supplement may also contain other important information concerning our company, the debt securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that prospectus supplement and this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 24, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Bottling Group, LLC, or Bottling LLC, has filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, Bottling LLC may sell the debt securities described in this prospectus in one or more offerings from time to time. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement. For further information about our business and the debt securities, you should refer to the registration statement, its exhibits and the documents incorporated by reference in the registration statement. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of those documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities Bottling LLC may offer. Each time Bottling LLC sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any material United States federal income tax considerations will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” In this prospectus, unless otherwise indicated, the words “we,” “our” and “us” refer to Bottling Group, LLC, a Delaware limited liability company, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Bottling LLC files annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows Bottling LLC to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, so long as the registration statement of which this prospectus is a part remains effective:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005

•	Current Report on Form 8-K, dated March 24, 2006

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You may request a copy of any filings referred to above, at no cost, by contacting us at the following address: Investor Relations, Bottling Group, LLC, Attention: Investor Relations, One Pepsi Way, Somers, New York 10589, telephone number (914) 767-6000.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Bottling LLC has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Bottling LLC will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information Bottling LLC previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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BOTTLING GROUP, LLC

Bottling LLC is the principal operating subsidiary of The Pepsi Bottling Group, Inc., or PBG, and consists of substantially all of the operations and assets of PBG.

We are the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. The beverages sold by us include PEPSI-COLA, DIET PEPSI, MOUNTAIN DEW, AQUAFINA, LIPTON BRISK, SIERRA MIST, DIET MOUNTAIN DEW, TROPICANA JUICE DRINKS, SOBE, and STARBUCKS FRAPPUCCINO. In addition to the foregoing, the beverages we sell outside the United States, include 7-UP, KAS, AQUA MINERALE, MIRINDA and MANZANITA SOL. In some of our territories, we have the right to manufacture, sell and distribute soft drink products of companies other than PepsiCo, Inc., or PepsiCo, including DR PEPPER and SQUIRT. We also have the right in some of our territories to manufacture, sell and distribute beverages under trademarks that we own, including ELECTROPURA, EPURA and GARCI CRESPO.

We have the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages in all or a portion of 41 states and the District of Columbia in the United States, nine Canadian provinces, Spain, Greece, Russia, Turkey and all or a portion of 23 states in Mexico. We have an extensive direct store distribution system in the United States, Mexico and Canada. In Russia, Spain, Greece and Turkey, we use a combination of direct store distribution and distribution through wholesalers, depending on local marketplace considerations.

Prior to its formation, Bottling LLC was an operating unit of PepsiCo. PepsiCo and PBG contributed bottling businesses and assets used in the bottling business to Bottling LLC in connection with the formation of Bottling LLC in 1999.

We refer you to “Where You Can Find More Information” above.

RATIO OF EARNINGS TO FIXED CHARGES

Bottling LLC’s consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

	For the Fiscal Years Ended
	Dec. 31,		Dec. 25,		Dec. 27,		Dec. 28,		Dec. 29,
	2005		2004		2003		2002		2001

Ratio of earnings to fixed charges	5.13	x	5.35	x	5.05	x	6.21	x	5.09x

We have calculated our ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings are before taxes, minority interest and cumulative effect of change in accounting principle, plus fixed charges (excluding capitalized interest) and losses recognized from equity investments, reduced by undistributed income from equity investments. Fixed charges include interest expense, capitalized interest and one-third of net rent expense, which is the portion of rent deemed representative of the interest factor. Since our formation in 1999, we have distributed, and in the future we intend to distribute, pro rata to our members sufficient cash so that the aggregate amount of cash distributed to PBG will enable it to pay its taxes and make interest payments on its $1 billion principal amount of 7% senior notes due 2029. Such distributions are not included in the calculation of fixed charges. Total distributions to our members in 2001, 2002, 2003, 2004 and 2005 were $223 million, $156 million, $97 million, $185 million and $181 million, respectively.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes. The applicable prospectus supplement relating to the sale of securities will set forth our intended use for the net proceeds we receive from the sale of the debt securities. Pending the application of net proceeds, we may invest the net proceeds in short-term instruments with an original maturity of three months or less.

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DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of Bottling LLC and will rank equally and ratably in right of payment with other indebtedness of Bottling LLC that is not subordinated. The debt securities will be issued under an indenture between us and JPMorgan Chase Bank, N.A., as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.

The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this description of debt securities by reference.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our managing directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:

•	the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued,

•	the title of the series of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the issue date,

•	whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities,

•	the date or dates on which we will pay the principal,

•	the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates,

•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any record date for the interest payable on any interest payment date,

•	the place or places where principal of and any premium and interest on the debt securities of the series will be payable,

•	any events of default in addition to those provided in the indenture,

•	any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations, and

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•	any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.

The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities, as described below under “Global Debt Securities.” The debt securities will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.

Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.

Global Debt Securities

The debt securities of any series, or a portion of such debt securities, may be issued in the form of one or more fully registered debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global debt securities will be issued in aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global debt security or debt securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global debt security representing all or a portion of the debt securities may not be transferred except as a whole by a depositary to a nominee of such depositary, or by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global debt security, the depositary for such global debt security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of persons that have accounts with such depositary, which we refer to as participants. The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global debt security or by participants or persons that hold beneficial interests through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global debt security.

So long as the depositary for a global debt security, or its nominee, is the registered owner of such global debt security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of any debt securities under the indenture.

Principal, premium, if any, and interest payments on debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of a global debt security representing such debt securities. We, the trustee or any paying agent for such debt

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securities will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or debt securities for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security or debt securities for such debt securities as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global debt security or debt securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If a depositary for a series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities of such series in definitive form in exchange for the global debt security or debt securities representing such series of debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global debt securities and, in such event, will issue debt securities of such series in definitive form in exchange for the global debt security or debt securities representing such series of debt securities.

Further, if we make this decision with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of such series may, on terms acceptable to us and the depositary for such global debt security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to have debt securities of the series represented by such global debt security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form. Debt securities of such series so issued in definitive form will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

Optional Redemption

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we will not be required to make mandatory redemption or sinking fund payments prior to the maturity of any series of debt securities.

Unless otherwise specified in the applicable prospectus supplement, we may redeem debt securities of any series at our option and in accordance with the provisions of the indenture, at any time, in whole or from time to time in part, on giving not less than 30 nor more than 60 days’ notice prior to the redemption date at a redemption price equal to the greater of:

•	100% of the principal amount of the debt securities being redeemed, or

•	as determined by one of the Reference Treasury dealers appointed by the trustee after consultation with us, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed (not including any portion of such payments of interest accrued to the date of redemption) from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury rate, as defined in the indenture, plus the number of basis points, if any, provided for with respect to such series of debt securities being redeemed;

plus, in either of the above cases, accrued and unpaid interest on the debt securities being redeemed to, but not including, the redemption date.

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The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Treasury rate” means, with respect to any redemption date for any debt securities:

•	the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable Treasury issue. If no maturity is within three months before or after the remaining term of the debt securities to be redeemed, yields for the two published maturities most closely corresponding to the comparable Treasury issue will be calculated, and the Treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or

•	if the foregoing statistical release (or any successor statistical release) is not published during the week preceding the date of calculation of the redemption price or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable Treasury issue, calculated using a price for the comparable Treasury issue (expressed as a percentage of its principal amount) equal to the comparable Treasury price for such redemption date will be used.

The Treasury rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury issue” means the United States Treasury security selected by one of the Reference Treasury dealers appointed by the trustee after consultation with us as having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of debt securities.

“Comparable Treasury price” means, with respect to the redemption date for any series of debt securities:

•	the average of four Reference Treasury dealer quotations for the redemption date, after excluding the highest and lowest such Reference Treasury dealer quotations; or

•	if the trustee obtains fewer than four such Reference Treasury dealer quotations, the average of all such quotations.

“Reference Treasury dealer” means four primary U.S. Government securities dealers in New York City (each of which we refer to as a primary Treasury dealer) either named in the applicable prospectus supplement or appointed by the trustee in consultation with us; provided, however, that if any such Reference Treasury dealer ceases to be a primary Treasury dealer, we will substitute therefor another primary Treasury dealer.

“Reference Treasury dealer quotations” means, with respect to each Reference Treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable Treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury dealer at 5:00 p.m. on the third business day preceding the redemption date.

We will mail a notice of redemption to each holder of debt securities to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the debt securities or portions thereof called for redemption. If fewer than all of the debt securities are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called by such method as such trustee deems fair and appropriate.

We may provide for optional redemption provisions with respect to a series of debt securities in addition to, or in substitution of, the provisions described above and may provide with respect to a series of debt securities for an optional redemption provision identical to such provision but containing different definitions

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of the terms “comparable Treasury issue,” “comparable Treasury price,” “Reference Treasury dealer,” “Reference Treasury dealer quotations” and “Treasury rate.”

Events of Default and Remedies

The indenture will provide that the occurrence of any of the following events will constitute an event of default under the indenture with respect to debt securities of any series:

•	our failure to make any payment, when due, of principal or premium, if any, on such series of the debt securities;

•	our failure to make any payment, when due, of interest on such series of the debt securities for 30 days;

•	our failure to observe or perform any of our other covenants or warranties under the indenture for the benefit of the holders of such series of debt securities that continues for 90 days after written notice is given to us;

•	certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us); and

•	the acceleration of maturity of any debt of PBG or the debt of any of PBG’s restricted subsidiaries (including us), having a then outstanding principal amount in excess of $75 million by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing such debt or the failure to pay at the stated maturity (and the expiration of any grace period) any debt of PBG or the debt of any of PBG’s restricted subsidiaries (including us) having a then outstanding principal amount in excess of $75 million.

No event of default with respect to a single series of debt securities issued under the indenture (and under or pursuant to any supplemental indenture and a resolution of our managing directors) necessarily constitutes an event of default with respect to any other series of debt securities.

If any event of default with respect to a series of debt securities (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us)) occurs and is continuing, then either the trustee or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may declare the principal of all outstanding debt securities of such series and interest on the outstanding debt securities of such series to be immediately due and payable by notice in writing to us (and to the trustee if given by holders of a majority in aggregate principal amount of the outstanding notes). If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to PBG or any of PBG’s restricted subsidiaries (including us) occurs, then the principal of and interest on all the debt securities then outstanding as of the date of such event of default will become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time before a judgment or decree for payment of the money due has been obtained by the trustee as will be provided in the indenture, declarations of acceleration with respect to a series of debt securities may be rescinded or annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series by written notice to us and the trustee, with certain exceptions, as described below.

The indenture will require the trustee to give to the holders of the debt securities notice of all uncured defaults known to the trustee within 90 days after the occurrence of such default (the term “default” used here includes the events of default summarized above, exclusive of any grace period or requirement that notice of default be given); provided, however, that except in the case of a default in the payment of principal of or interest or premium, if any, on the outstanding debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding debt securities.

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No holder of any debt securities of any series may institute any action under the indenture, unless and until:

•	such holder has given the trustee written notice of a continuing event of default;

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders has or have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture will provide that if an event of default has occurred and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The indenture will further provide that the trustee will not be required to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the indenture, if the trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default with respect to the debt securities of such series, except a default not already cured in the payment of any principal of or interest or premium, if any, on any debt securities of such series, or in respect of a covenant or provision in the indenture that cannot be modified without the consent of the holder of each outstanding debt security of such series. We refer you to “— Modification of the Indenture” below.

We will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate signed by certain of our officers stating whether such officers have obtained knowledge of any default and, if such officer has obtained knowledge of any default, specifying each such default of which the signer has knowledge and the nature thereof.

Certain Covenants

The indenture will contain covenants including, among others, the following:

Limitation on liens.  The indenture will provide that we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a mortgage, pledge or lien, which we refer to collectively as liens, on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or such restricted subsidiary secures or we cause such restricted subsidiary to secure all the outstanding debt securities (and any of our or such restricted subsidiary’s other debt, at our option or such restricted subsidiary’s option, as the case may be, not subordinate to the debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

(1) liens existing prior to the initial issuance of debt securities of a series;

(2) liens on property of or shares of stock of (or other interests in) any entity existing at the time such entity becomes our restricted subsidiary;

(3) liens on property of or shares of stock of (or other interests in) any entity existing at the time of acquisition of such shares (or other interests) or property (including acquisition through merger or consolidation);

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(4) liens securing indebtedness incurred to finance all or any part of the purchase price of property or the cost of construction on such property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such lien and the indebtedness secured thereby are incurred within 365 days after the later of (a) acquisition of such property or the completion of construction (or addition, repair, alteration or improvement) thereon and (b) the commencement of full operation thereof;

(5) liens in favor of us or any of our restricted subsidiaries;

(6) liens in favor of, or required by contracts with, governmental entities; or

(7) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (6), provided that in the case of a lien permitted under clause (1), (2), (3), (4) or (5), the debt secured is not increased nor the lien extended to any additional assets.

Notwithstanding the foregoing, the indenture will provide that we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of exempted debt does not exceed 15% of our consolidated net tangible assets.

These restrictions on secured debt will not apply to PBG. The indenture will not restrict PBG from incurring secured debt (including debt secured by our membership interests), and upon such incurrence, PBG will not be required to secure the debt securities equally and ratably with such secured debt.

Definitions.  The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Consolidated net tangible assets” means the total amount of our assets and our subsidiaries’ assets, minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	the amount of assets resulting from write-ups of capital assets of us and our subsidiaries (except write-ups in connection with accounting for acquisitions in accordance with generally accepted accounting principles in the United States, or U.S. GAAP);

•	all current liabilities of us and our subsidiaries (excluding any intercompany liabilities); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our and our subsidiaries’ latest quarterly or annual consolidated balance sheets, prepared in accordance with U.S. GAAP.

•	“Debt” means any of our indebtedness for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case that would appear on our consolidated balance sheet as a liability.

•	“Exempted debt” means the sum, without duplication, of the following items outstanding as of the date exempted debt is being determined:

•	debt incurred after the date of the indenture and secured by liens created or assumed or permitted to exist on any principal property or on any shares of stock of any of our restricted subsidiaries, other than debt secured by liens described in clauses (1) through (7) under “— Limitation on liens” and

•	our and our restricted subsidiaries’ attributable debt in respect of all sale and lease-back transactions with regard to any principal property, other than sale and lease-back transactions permitted under the second paragraph under “— Limitation on sale and lease-back transactions.”

“principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our subsidiaries located in the 50 states of the United States of America, the District of Columbia or Puerto Rico, other than a plant, warehouse, office building, or a portion thereof that, in the opinion of our managing directors evidenced by a resolution, is not of material importance to the business conducted by us and our subsidiaries taken as an entirety.

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“Restricted subsidiary” of us or PBG means any current or future subsidiary (1) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the 50 states of the United States of America, the District of Columbia or Puerto Rico and which is not a foreign corporation and (2) which owns or leases any principal property.

“Subsidiary” of any specified entity means any entity at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by the specified entity or by one or more of its subsidiaries, or both.

Limitation on sale and lease-back transactions.  We have agreed that under the indenture we will not, and will not permit any of our restricted subsidiaries to, sell or transfer, directly or indirectly, except to us or any of our restricted subsidiaries, any principal property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued.

These restrictions will not, however, apply, and we or any of our restricted subsidiaries may sell a principal property and lease it back for a period longer than three years:

•	if we or such restricted subsidiary would be entitled, pursuant to the covenant applicable to us or such restricted subsidiary, as the case may be, described under “— Limitation on liens” above, to create a lien on the property to be leased securing debt in an amount equal to the attributable debt with respect to the sale and lease-back transaction, without equally and ratably securing the outstanding debt securities; or

•	if:

(1) we promptly inform the trustee of such transactions;

(2) the net proceeds of such transactions are at least equal to the fair value (as determined by a resolution of our managing directors) of such property; and

(3) we cause an amount equal to the net proceeds of the sale to be applied either:

(a) to the retirement (whether by redemption, cancellation after open-market purchases, or otherwise), within 365 days after receipt of such proceeds, of funded debt (which need not include the debt securities) having an outstanding principal amount equal to such net proceeds; or

(b) to the purchase or acquisition (or in the case of property, the construction) of property or assets used in our or any of our restricted subsidiaries’ businesses within 365 days after receipt of such proceeds.

Notwithstanding the foregoing paragraph, we or any of our restricted subsidiaries may enter into sale and lease-back transactions in addition to those permitted by this limitation, and without any obligation to retire any outstanding funded debt or to purchase property or assets, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, the aggregate amount of exempted debt does not exceed 15% of our consolidated net tangible assets.

These restrictions on sale and lease-back transactions will not apply to PBG.

“Attributable debt” for a lease, as used in the above description, means the aggregate of present values (discounted at a rate per annum equal to the weighted average interest rate borne by all outstanding debt securities under the indenture and compounded semiannually) of our or any of our restricted subsidiaries’ obligations for net rental payments during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes,

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assessments, water rates or similar charges. Attributable debt may be reduced by the present value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the leased property.

“Funded debt” means all debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at our option, beyond one year from its creation.

Consolidation, merger or transfer.  The indenture will provide that we may consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company) that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia, and may permit any such entity to consolidate with or merge into us or to transfer or lease all or substantially all of its assets to us; provided that:

•	we will be the surviving entity or, if not, that the successor will expressly assume by a supplemental indenture the due and punctual payment of principal of and interest and premium, if any, on the debt securities and the performance of every covenant of the indenture to be performed or observed by us;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease complies with the indenture.

In the event of any such consolidation, merger, transfer or lease, any such successor will succeed to and be substituted for us as issuer on the debt securities with the same effect as if it had been named in the indenture as the issuer.

Reports to holders.  The indenture will provide that we will comply with the provisions of Section 314(a) and 314(c) of the Trust Indenture Act.

Satisfaction and Discharge; Defeasance of Covenants

The indenture will provide that it will be discharged with respect to the debt securities of a series and will cease to be of further effect as to all such debt securities (except as to any surviving rights of transfer or exchange of such debt securities expressly provided for in the indenture) and the trustee, on our demand and at our expense, will execute proper instruments acknowledging the discharge of the indenture with respect to the debt securities of such series when:

•	either:

(1) all debt securities of such series previously authenticated and delivered (except mutilated, lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation; or

(2) all debt securities of such series not delivered to the trustee cancelled or for cancellation (a) have become due and payable, or (b) will, in accordance with their maturity date, become due and payable within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us; and in any of the cases described in (2)(a), (b) or (c) above, we have deposited irrevocably with the trustee sufficient U.S. dollars or U.S. governmental securities to pay and discharge the principal of and interest and premium, if any, and any other sums due on the debt securities of such series to the date of such deposit (in the case of debt securities of such series that have become due and payable), or to maturity or redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable by us with respect to the debt securities of such series under the indenture;

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•	in the event of a deposit or defeasance in the cases described in clause (2) above, no event of default or event which with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing with respect to such series of debt securities on the date of such deposit;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with, and, in the event of a deposit or defeasance in the cases described in clause (2) above, in the case of the opinion of counsel, stating:

(1) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

(2) such deposit and defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we are a party.

The indenture will also provide that, at our option, we will be discharged from any and all obligations with respect to the debt securities of any series on the 123rd day after our satisfaction of the conditions described below (except for certain obligations with respect to the registration, transfer and exchange of any debt securities of such series, to replace any debt securities of such series that have been stolen, lost, mutilated, or destroyed, to maintain paying agencies to deposit moneys sufficient to pay and discharge the debt securities of such series, to hold moneys for payment in trust in respect of such series of debt securities and to compensate and reimburse the trustee), which we refer to as legal defeasance, or we need not comply with certain covenants of the indenture applicable to us with respect to such series of debt securities (including those described in “— Certain Covenants” above), which we refer to as covenant defeasance, in each case:

•	if we have deposited, or caused to be deposited, irrevocably with the trustee sufficient U.S. dollars or U.S. government securities to pay and discharge the principal of and interest and premium, if any, and any other sums due on the debt securities of such series to the date of such deposit (in the case of debt securities of such series that have become due and payable), or to maturity or redemption, as the case may be;

•	no event of default or event which with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing with respect to the debt securities of such series on the date of such deposit;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to legal or covenant defeasance, as the case may be, have been complied with, and, in the case of the opinion of counsel, stating that:

(1) such deposit and defeasance will not cause the holders of such series of debt securities to recognize income, gain or loss for federal income tax purposes as a result of our exercise of such option, and such holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised (and, in the case of legal defeasance only, such opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related Treasury regulations after the date of the indenture); and

(2) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

•	with respect to legal defeasance only, 123 days will have passed during which no event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us or any of our restricted subsidiaries has occurred.

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Modification of the Indenture

In general, our rights and obligations and the rights of the holders of any series of debt securities under the indenture may be modified if the holders of a majority in aggregate principal amount of the debt securities of all series (voting as a class) affected by the modification consent to it. However, the indenture will provide that, unless each affected holder of each such series of debt securities agrees, the amendment cannot:

•	change the maturity date, reduce the principal amount or any amount of interest we have to pay, change the method of computing the interest, change any place of payment, change the currency in which we have to make any payment of principal of or interest or premium, if any, or impair any right of the holder of the debt security to bring suit for payment;

•	reduce the percentage of the principal amount of the relevant series of debt securities whose holders must consent to an amendment or waiver; or

•	make any change to the provisions of the indenture concerning modification contained in this paragraph or waivers of defaults or events of default by holders of the debt securities of such series, except to increase any required percentage of holders set forth in such provision.

The indenture will provide that we and the trustee may amend the indenture without the consent of any of the holders of the debt securities of any series to:

(1) evidence the succession of another corporation to us in accordance with the provisions of the indenture;

(2) add to our covenants (if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly included solely for the benefit of such series);

(3) surrender any of our rights or powers;

(4) cure any ambiguity or defect, correct or supplement any provision of the indenture which may be inconsistent with any other provisions of the indenture;

(5) add any provisions expressly permitted by, or required to qualify the indenture under, the Trust Indenture Act;

(6) comply with the Trust Indenture Act as then in effect;

(7) evidence and provide for the acceptance of a successor trustee;

(8) add to the rights of the holders of the debt securities;

(9) provide for the issuance of and establish the form or forms and terms and conditions of any series of debt securities as permitted by the indenture;

(10) establish additional events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series); and

(11) conform the indenture to this “Description of Debt Securities” or to the section describing the terms of the debt securities in any prospectus supplement pursuant to which such debt securities are issued, provided that no modification may be made with respect to the matters described in clause (2), (3), (4), (8) or (10) above, if to do so would adversely affect the interests of the holders of any outstanding debt securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

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Concerning the Trustee

JPMorgan Chase Bank, N.A. will be the trustee under the indenture until a successor trustee shall have become such pursuant to the applicable provisions of the indenture. As used in the indenture, “trustee” includes each person who is a trustee under the indenture, and if at any time there is more than one such person, “trustee” as used with respect to the debt securities of any series, will be the trustee with respect to the debt securities of that series.

We and PBG and our respective subsidiaries or affiliates have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

Bottling LLC may sell debt securities to one or more underwriters for public offering and sale by them, or may sell debt securities to institutional investors directly, or through agents who solicit or receive offers on our behalf, or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular debt securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the public offering or purchase price and the proceeds to Bottling LLC from that sale;

•	the expenses of the offering;

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	the securities exchanges, if any, on which the debt securities will be listed.

Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of debt securities, underwriters or agents may be deemed to have received compensation from Bottling LLC in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of debt securities and their controlling persons may be entitled, under agreements that may be entered into with Bottling LLC, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies,

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educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any institutional purchaser under those contracts will not be subject to any conditions except:

•	the purchase by that institution of the debt securities covered by the contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject, and

•	if the debt securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the debt securities less the principal amount covered by delayed delivery contracts.

Each series of offered debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by Bottling LLC for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters may from time to time make loans to us and PBG and our respective subsidiaries or affiliates and may perform other services for us and PBG and our respective subsidiaries or affiliates in the normal course of their business, including investment banking, commercial banking and other financial services, for which they may receive customary compensation.

LEGAL MATTERS

Cravath, Swaine & Moore LLP will issue an opinion concerning the validity of the offered debt securities for Bottling LLC. Any underwriter, dealer or agent will be advised about other legal issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Bottling LLC incorporated in this prospectus by reference from Bottling LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of PBG incorporated in this prospectus by reference from the incorporation by reference in Bottling LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and schedule of Bottling LLC as of December 25, 2004, and for each of the years in the two-year period ended December 25, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of PBG as of December 25, 2004, and for each of the years in the two-year period ended December 25, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

PepsiCo, Inc.

COMMON STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
UNITS

We may offer from time to time common stock, debt securities, guarantees of debt securities, warrants or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2008.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) and any information about the terms of securities offered conveyed to you by us, our underwriters or our agents. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “PepsiCo”, “we,” “us,” and “our” refer to PepsiCo, Inc.

THE COMPANY

We are a leading global snack and beverage company. We manufacture, market and sell a variety of salty, convenient, sweet and grain-based snacks, carbonated and non-carbonated beverages and foods in approximately 200 countries, with our largest operations in North America (United States and Canada), Mexico and the United Kingdom.

We are comprised of three business units, as follows:

(1) PepsiCo Americas Foods (PAF), which includes Frito-Lay North America (FLNA), Quaker Foods North America (QFNA) and all of our Latin American food and snack businesses (LAF), including our Sabritas and Gamesa businesses in Mexico;

(2) PepsiCo Americas Beverages (PAB), which includes PepsiCo Beverages North America (PBNA) and all of our Latin American beverage businesses; and

(3) PepsiCo International (PI), which includes all PepsiCo businesses in the United Kingdom, Europe, Asia, Middle East and Africa.

Our three business units are comprised of six reportable segments, as follows:

Frito-Lay North America

Frito-Lay North America, or FLNA, manufactures or uses contract manufacturers, markets, sells and distributes branded snacks. These snacks include Lay’s potato chips, Doritos tortilla chips, Tostitos tortilla chips, Cheetos cheese flavored snacks, branded dips, Fritos corn chips, Ruffles potato chips, Quaker Chewy granola bars, SunChips multigrain snacks, Rold Gold pretzels, Santitas tortilla chips, Grandma’s cookies, Frito-Lay nuts, Munchies snack mix, Gamesa cookies, Funyuns onion flavored rings, Quaker Quakes corn and rice snacks, Miss Vickie’s potato chips, Stacy’s pita chips, Smartfood popcorn, Chester’s fries, branded crackers and Flat Earth crisps. FLNA branded products are sold to independent distributors and retailers.

Quaker Foods North America

Quaker Foods North America, or QFNA, manufactures or uses contract manufacturers, markets and sells cereals, rice, pasta and other branded products. QFNA’s products include Quaker oatmeal, Aunt Jemima mixes and syrups, Life cereal, Cap’n Crunch cereal, Quaker grits, Rice-A-Roni, Pasta Roni and Near East side dishes. These branded products are sold to independent distributors and retailers.

Latin America Foods

Latin America Foods, or LAF, manufactures, markets and sells a number of leading salty and sweet snack brands including Gamesa, Doritos, Cheetos, Ruffles, Sabritas and Lay’s. Further, LAF manufactures or uses contract manufacturers, markets and sells many Quaker brand cereals and snacks. These branded products are sold to independent distributors and retailers.

PepsiCo Americas Beverages

PepsiCo Americas Beverages, or PAB, manufactures or uses contract manufacturers, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mountain Dew, Gatorade, 7UP (outside the U.S.), Tropicana Pure Premium, Sierra Mist, Mirinda, Propel, Tropicana juice drinks, Dole, SoBe Life Water, Naked juice and Izze. PAB also manufactures or uses contract manufacturers, markets and sells ready-to-drink tea, coffee and water products through joint ventures with Unilever (under the Lipton brand name) and Starbucks. In addition, PAB licenses the Aquafina water brand to its bottlers and markets this brand. PAB sells concentrate and finished goods for some of these brands to authorized bottlers, and some of these branded products are sold directly by us to independent distributors and retailers. The bottlers sell our brands as finished goods to independent distributors and retailers. PAB’s volume reflects sales to its independent distributors and retailers, as well as the sales of beverages bearing our trademarks that bottlers have reported as sold to independent distributors and retailers. Bottler case sales

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(BCS) and concentrate shipments and equivalents (CSE) are not necessarily equal during any given period due to seasonality, timing of product launches, product mix, bottler inventory practices and other factors. While our revenues are not based on BCS volume, we believe that BCS is a valuable measure as it measures the sell-through of our products at the consumer level.

United Kingdom & Europe

United Kingdom & Europe, or UKEU, manufactures, markets and sells through consolidated businesses as well as through noncontrolled affiliates, a number of leading salty and sweet snack brands including Lay’s, Walkers, Cheetos, Doritos and Ruffles. Further, UKEU manufactures or uses contract manufacturers, markets and sells many Quaker brand cereals and snacks. UKEU also manufactures, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, 7UP and Tropicana. These brands are sold to authorized bottlers, independent distributors and retailers. However, in certain markets, UKEU operates its own bottling plants and distribution facilities. In addition, UKEU licenses the Aquafina water brand to certain of its authorized bottlers. UKEU also manufactures or uses contract manufacturers, markets and sells ready-to-drink tea products through a joint venture with Unilever (under the Lipton brand name).

Middle East, Africa & Asia

Middle East, Africa & Asia, or MEAA, manufactures, markets and sells through consolidated businesses as well as through noncontrolled affiliates, a number of leading salty and sweet snack brands including Lay’s, Doritos, Cheetos, Smith’s and Ruffles. Further, MEAA manufactures or uses contract manufacturers, markets and sells many Quaker brand cereals and snacks. MEAA also manufactures, markets and sells beverage concentrates, fountain syrups and finished goods, under various beverage brands including Pepsi, Mirinda, 7UP and Mountain Dew. These brands are sold to authorized bottlers, independent distributors and retailers. However, in certain markets, MEAA operates its own bottling plants and distribution facilities. In addition, MEAA licenses the Aquafina water brand to certain of its authorized bottlers. MEAA also manufactures or uses contract manufacturers, markets and sells ready-to-drink tea products through the joint venture with Unilever (see United Kingdom & Europe above).

Our principal executive offices are located at 700 Anderson Hill Road, Purchase, New York 10577 and our telephone number is (914) 253-2000. We maintain a website at www.pepsico.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

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The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

•	Annual report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 29, 2007;

•	Definitive proxy statement of PepsiCo, Inc. on Schedule 14A filed with the SEC on March 24, 2008;

•	Quarterly reports of PepsiCo, Inc. on Form 10-Q for the twelve, twenty-four and thirty-six weeks ended March 22, 2008, June 14, 2008 and September 6, 2008; and

•	Current reports of PepsiCo, Inc. on Form 8-K filed with the SEC on February 25, 2008, March 24, 2008, April 7, 2008, May 21, 2008, August 6, 2008 and October 14, 2008 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information).

Our current report on Form 8-K filed with the SEC on April 7, 2008 provides revised historical segment information on a basis consistent with our current segment reporting structure, as described above under “The Company.” As a result of the change in reporting structure, the segment discussions within Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations and Notes 1, 3 and 4 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 29, 2007 have been revised and are included in Exhibit 99.1 to our current report on Form 8-K filed with the SEC on April 7, 2008.

You may request a copy of these filings at no cost, by writing or telephoning the office of Manager, Shareholder Relations, PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577, (914) 253-3055.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and statements incorporated by reference in this prospectus. These statements, and statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties, and investors must recognize that events could turn out to be significantly different from our expectations. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. We do not undertake to update our forward-looking statements to reflect future events or circumstances, except as may be required by applicable law.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor. The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes and cumulative effect of accounting changes, where applicable, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, with the sum divided by fixed charges.

36 Weeks Ended		Year Ended
September 6,	September 8,	December 29,	December 30,	December 31,	December 25,	December 27,
2008	2007	2007	2006	2005	2004	2003

20.70	24.10	22.01	19.99	19.03	22.00	20.37

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), our By-Laws, as amended to February 2, 2007 (“By-Laws”) and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and By-Laws below. The summary is not complete. The Articles of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles of Incorporation and By-Laws for the provisions that are important to you.

Authorized Capital Stock

Our Articles of Incorporation authorizes us to issue 3,600,000,000 shares of common stock, par value one and two-thirds cents (1 2/3 cents) per share and 3,000,000 shares of convertible preferred stock, no par value per share.

Common Stock

As of September 6, 2008 there were 1,557,630,468 shares of common stock outstanding which were held of record by 182,261 shareholders.

Each holder of a share of PepsiCo common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of shareholders. Holders of PepsiCo common stock are entitled to receive dividends as may be declared from time to time by PepsiCo’s Board of Directors out of funds legally available therefor. Holders of PepsiCo common stock are entitled to share pro rata, upon any liquidation or dissolution of PepsiCo, in all remaining assets available for distribution to shareholders after payment or providing for PepsiCo’s liabilities and the liquidation preference of any outstanding PepsiCo convertible preferred stock. Holders of PepsiCo common stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

Convertible Preferred Stock

As of September 6, 2008 there were 274,653 shares of convertible preferred stock outstanding, which were held of record by 2,183 shareholders. The convertible preferred stock was issued, in connection with our merger with the Quaker Oats Company, to Fidelity Trust Management Co., as trustee of the Quaker 401(k) plans for hourly and salaried employees, which subsequently merged into the PepsiCo 401(k) Plan for Salaried Employees and the PepsiCo 401(k) Plan for Hourly Employees. These shares are held in the ESOP portion of these plans, which we refer to as the PepsiCo ESOP. If the shares of convertible preferred stock are transferred to any person other than a successor trustee, the shares of convertible preferred stock will automatically convert into shares of common stock.

Ranking.  The convertible preferred stock ranks ahead of our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Dividends.  Subject to the rights of the holders of any capital stock ranking senior to convertible preferred stock, holders of convertible preferred stock will receive cumulative cash dividends when, as and if declared by our Board of Directors. Dividends of $5.46 per share per year accrue on a daily basis, payable quarterly in arrears on the fifteenth of January, April, July and October to holders of record at the start of business on that dividend payment date.

So long as any shares of convertible preferred stock are outstanding, no dividend may be declared or paid on any other series of stock of the same rank, unless all accrued dividends on the convertible preferred stock are paid. Generally, if full cumulative dividends on the convertible preferred stock have not been paid, we will not pay any dividends or make any other distributions on any other class of stock or series of our capital stock ranking junior to the convertible preferred stock until full cumulative dividends on the convertible preferred stock have been paid.

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Voting Rights.  Holders of convertible preferred stock will be entitled to vote as one voting group with the holders of common stock on all matters submitted to a vote of the shareholders. The holder of each share of convertible preferred stock will be entitled to a number of votes equal to the number of shares of common stock into which each share of convertible preferred stock could be converted on the relevant record date, rounded to the nearest one-tenth of a vote. Whenever the conversion price is adjusted for dilution, the voting rights of the convertible preferred stock will be similarly adjusted.

Except as otherwise required by law, holders of the convertible preferred stock will not have any special voting rights and their consent will not be required, except to the extent that they are entitled to vote with the holders of the common stock, for the taking of any corporate action. The approval of at least two-thirds of the outstanding shares of the convertible preferred stock, voting separately as one voting group, will be required if an alteration, amendment or repeal of any provision of our Articles of Incorporation would adversely affect their powers, preferences or special rights.

Rights upon Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, the holders of convertible preferred stock will be entitled to receive, before any distribution is made to the holders of common stock or any other series of stock ranking junior to the convertible preferred stock, a liquidation preference in the amount of $78.00 per share, plus accrued and unpaid dividends. If the amounts payable with respect to convertible preferred stock and any other stock of the same rank are not paid in full, the holders of convertible preferred stock and any stock of equal rank will share pro rata in any distribution of assets. After payment of the full amount to which they are entitled, the holders of shares of convertible preferred stock will not be entitled to any further right or claim to any of our remaining assets.

Mandatory Redemption by PepsiCo.  We must redeem the convertible preferred stock upon termination of the PepsiCo ESOP in accordance with the PepsiCo ESOP’s terms. We will redeem all then outstanding shares of convertible preferred stock for a per share amount equal to the greater of $78.00 plus accrued and unpaid dividends or the fair market value of the convertible preferred stock. We, at our option, may make payment in cash or in shares of our common stock or in a combination of shares and cash.

Optional Redemption by the Holders.  Holders of the convertible preferred stock may elect to redeem their shares if we enter into any consolidation or merger or similar business combination in which we exchange our common stock for property other than employer securities or qualifying employer securities. Upon notice from us of the agreement and the material terms of the transaction, each holder of convertible preferred stock will have the right to elect, by written notice to us, to receive a cash payment upon consummation of the transaction equal to the greater of the fair market value of the shares of convertible preferred stock to be so redeemed or $78.00 per share plus accrued and unpaid dividends. Additionally, holders of convertible preferred stock may redeem their shares under other limited circumstances more fully described in the Articles of Incorporation.

Conversion.  On or prior to any date fixed for redemption, a holder of convertible preferred stock may elect to convert any or all of his or her shares into shares of common stock at a conversion ratio (which is subject to adjustment for a number of dilutive events) more fully described in the Articles of Incorporation.

Preemptive Rights.  Holders of the convertible preferred stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

Transfer Agent and Registrar

The Bank of New York Mellon is the transfer agent and registrar for PepsiCo common stock.

Stock Exchange Listing

The New York Stock Exchange is the principal market for PepsiCo’s common stock, which is also listed on the Chicago and Swiss stock exchanges.

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Certain Provisions of PepsiCo’s Articles of Incorporation and By-Laws; Director Indemnification Agreements

Advance Notice of Proposals and Nominations.  Our By-Laws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. The By-Laws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings.  A special meeting of the shareholders may be called by our corporate secretary upon written request of the shareholders owning a majority of shares of our outstanding common stock entitled to vote at such meeting. Any such special meeting called at the request of our shareholders must be held at our principal office within 90 days from the receipt of such request by the corporate secretary. The By-Laws specify the form and content of a shareholder’s request for a special meeting.

Indemnification of Directors, Officers and Employees.  Our By-Laws provide that we shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (including appeals), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Pursuant to our By-Laws this indemnification may, at the Board’s discretion, also include advancement of expenses related to such action, suit or proceeding.

In addition, we have entered into indemnification agreements with each of our directors, pursuant to which we have agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his status as a director or member of a committee of our Board, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by a director, we will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. We will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with our best interests.

Certain Anti-Takeover Effects of North Carolina Law

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the Act are satisfied.

“Business combination” is defined by the Act as (i) any merger, consolidation or conversion of a corporation with or into any other entity, or (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary

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thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.

The Act contains provisions that allowed a corporation to “opt out” of the applicability of the Act’s voting provisions within specified time periods that generally have expired. The Act applies to PepsiCo since we did not opt out within these time periods.

This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and The Bank of New York Mellon, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States federal income tax consequences;

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•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants.

Senior Debt

Senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of PepsiCo.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all “senior indebtedness” of PepsiCo. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, PepsiCo for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the indenture, section 13.03.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern PepsiCo or a substantial part of its property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

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(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to PepsiCo has occurred; or

(6) any other Events of Default set forth in the prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (5) with respect to PepsiCo) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (5) with respect to PepsiCo occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

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Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a succession to the Trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Covenants

Limitation of Liens Applicable to Senior Debt Securities

The indenture provides that with respect to senior debt securities, unless otherwise provided in a particular series of senior debt securities, we will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the senior debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the senior debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

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These restrictions will not, however, apply to debt secured by:

(1) any liens existing prior to the issuance of such senior debt securities;

(2) any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;

(3) any liens on property, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 365 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such shares (or other interests) or construction thereon;

(4) any liens in favor of us or any of our restricted subsidiaries;

(5) any liens in favor of, or required by contracts with, governmental entities; or

(6) any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the debt securities equally and ratably with such secured debt.

Definitions.  The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“Consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“Debt” means any indebtedness for borrowed money.

“Principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries other than a plant, warehouse, office building or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our restricted subsidiaries taken as an entirety.

“Restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.

“Subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

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“Unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors.

Consolidation, Merger or Sale of Assets

The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•	we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor.

There are no other restrictive covenants contained in the Indenture. The Indenture does not contain any provision that will restrict us from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock, or from purchasing or redeeming our capital stock. The Indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the Indenture does not contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

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We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

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•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, which serves as trustee under certain indentures related to other securities that we have issued or guaranteed.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

We may issue guarantees of debt securities of Bottling Group, LLC, The Pepsi Bottling Group, Inc. or any other direct or indirect subsidiary of The Pepsi Bottling Group, Inc. Each series of guarantees will be issued under an indenture among us, the issuer of the underlying debt securities and The Bank of New York Mellon, as trustee.

Our obligations under the guarantees will only become effective if and when a guarantee commencement date occurs.  The prospectus supplement will specify the applicable guarantee commencement date, and will describe any conditions that must be met for the applicable guarantee commencement date to occur. Pursuant to the guarantees, and unless otherwise specified in the prospectus supplement, beginning on the specified guarantee commencement date, if and when it occurs, we will unconditionally and irrevocably guarantee, on a senior unsecured basis, the payment of all, or in some cases a specified percentage, of the principal of and interest and premium, if any, on the underlying debt securities when due and payable, whether at maturity, by acceleration, redemption or otherwise (and in the case of any extension of time of payment or renewal of any underlying debt securities under the applicable indenture or the underlying debt securities, the payment of such amount when due and payable in accordance with the terms of such extension or renewal). If the issuer of the underlying debt securities defaults in the payment of principal of and interest and premium, if any, on the underlying debt securities upon maturity, redemption, acceleration or otherwise, in each case, on or after the applicable guarantee commencement date, then the amount of payment each holder of underlying debt securities is entitled to receive from us under our guarantee will be the amount of principal of and interest and premium, if any, due and payable on such holder’s underlying debt securities, or, if applicable, the product of (1) the specified percentage referred to above and (2) the amount of principal of and interest and premium, if any, due and payable on such holder’s underlying debt securities.

The prospectus supplement will describe the terms of the guarantees, including the following, where applicable:

•	the issuer of the underlying debt securities to which the guarantees apply;

•	the series of underlying debt securities to which the guarantees apply;

•	whether the guarantees are conditional or unconditional;

•	the guarantee commencement date, if applicable;

•	any covenants that we have agreed to in connection with the issuance of the guarantees;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the underlying debt securities; and

•	any additional terms of the guarantees.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

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FORMS OF SECURITIES

Each debt security, guarantee of debt securities, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, guarantees of debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities.  We may issue the registered debt securities, guarantees of debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guarantee or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guarantee or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guarantee or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action

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that a holder is entitled to give or take under the applicable indenture, warrant agreement, guarantee or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guarantees of debt securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of PepsiCo, the trustee, the warrant agents, the unit agents or any other agent of PepsiCo, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, New York, New York, as to New York law, and by Womble Carlyle Sandridge & Rice, PLLC, Research Triangle Park, North Carolina, as to North Carolina law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of PepsiCo, Inc. as of December 29, 2007 and December 30, 2006, and for each of the years in the three-year period ended December 29, 2007, and the effectiveness of internal control over financial reporting as of December 29, 2007, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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With respect to the unaudited interim financial information for the twelve weeks ended March 22, 2008 and March 24, 2007, for the twelve and twenty-four weeks ended June 14, 2008 and June 16, 2007 and for the twelve and thirty-six weeks ended September 6, 2008 and September 8, 2007, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly reports on Form 10-Q for the twelve weeks ended March 22, 2008, the twenty-four weeks ended June 14, 2008 and the thirty-six weeks ended September 6, 2008, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

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$1,300,000,000

Bottling Group, LLC
to be guaranteed, fully or partially, after the
guarantee commencement date by
PepsiCo, Inc.

6.95% Senior Notes due 2014

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley
Deutsche Bank Securities
HSBC
J.P. Morgan
Merrill Lynch & Co.

Co-Managers

Banc of America Securities LLC
Citi
Credit Suisse
The Williams Capital Group, L.P.

October 21, 2008